                                                                   EXHIBIT 10.42

                                      Franchise Agreement Number: ______________




                            RUBIO'S RESTAURANTS, INC.

                               FRANCHISE AGREEMENT

                    FRANCHISEE: ____________________________

                            RUBIO'S RESTAURANTS, INC.
                               FRANCHISE AGREEMENT

                                TABLE OF CONTENTS

                                                                                          PAGE
                                                                                          ----
1.      BACKGROUND...........................................................................1

2.      AWARD OF FRANCHISE...................................................................4

3.      TERM.................................................................................5

4.      DEVELOPMENT AND OPENING OF YOUR RUBIO'S STORE........................................6

5.      FEES.................................................................................9

6.      MARKETING...........................................................................10

7.      STORE RECORDS AND REPORTING.........................................................13

8.      COMPUTER HARDWARE AND SOFTWARE SYSTEMS..............................................15

9.      MODIFICATIONS OF THE SYSTEM.........................................................16

10.     TRAINING AND GUIDANCE...............................................................17

11.     YOUR RUBIO'S STORE -- IMAGE AND OPERATION...........................................18

12.     MARKS...............................................................................21

13.     ORGANIZATION OF FRANCHISEE..........................................................23

14.     TRANSFERABILITY OF INTEREST.........................................................24

15.     COVENANTS...........................................................................27

16.     TERMINATION.........................................................................28

17.     OBLIGATIONS ON TERMINATION OR EXPIRATION............................................30

18.     OPTION TO PURCHASE..................................................................31

19.     GENERAL MATTERS.....................................................................32

20.     NOTICES AND PAYMENTS................................................................35

21.     DISPUTE RESOLUTION..................................................................35

22.     ACKNOWLEDGMENTS.....................................................................38

        GUARANTEE AND ASSUMPTION OF FRANCHISEE'S OBLIGATIONS................................40

EXHIBITS:

        Exhibit 1: Franchisee Information

        Exhibit 2: Current Form Of Releasing Language

        Rider A:   Franchise Agreement Expiration Date

                            RUBIO'S RESTAURANTS, INC.
                               FRANCHISE AGREEMENT

Date of this Agreement: ________________________________________

Franchisor:      Rubio's Restaurants, Inc., a Delaware corporation
                 (Also referred to as "we," "us" or "our.")

Franchisee:      ___________________________________________
                    (Also referred to as "you" or "your.")


1. BACKGROUND

        1.1. We've developed, and plan to continue to develop, methods of operating upscale, quick-service Mexican-style restaurants which offer a wide variety of Mexican-style food, and certain other products, to a broad customer base. These businesses, which are referred to in this Agreement as "Rubio's Stores," feature a distinctive format and method of doing business, which we refer to as the "System" (as defined below). The System and its components may be changed, improved and further developed by us from time to time.

        1.2. We own and operate, and selectively award franchises for others to own and operate, Rubio's Stores using the System and the Marks (as defined below). You've applied for a franchise to own and operate a Rubio's Store at the Premises (as defined below) and your application has been approved by us in reliance on all of the representations made in your application.

        1.3. You understand and acknowledge the importance of our high and uniform standards of quality, operations and service and the necessity of developing and operating the Rubio's Store at the Premises in strict conformity with this Agreement, the System and the Manuals (as defined below).

        1.4. For purposes of this Agreement, the following terms have the meanings listed below. Other terms used in this Agreement are defined and construed in the context in which they occur.

        "AFFILIATE" - Any person, company or other entity which controls, is controlled by or is under common control with another person, company or other entity, as well as any spouse, parent, child and/or sibling and any entity controlled by any spouse, parent, child and/or sibling.

        "AGREEMENT" - This Franchise Agreement.

        "DESIGNATED EQUIPMENT" - Equipment that meets our requirements and is to obtained and used by you in the operation of your Rubio's Store, including (but not limited to) cash registers, computers and software.

        "FRANCHISE" - The nonexclusive right to use the System and the Marks in the continuous operation of a single Rubio's Store at the Premises pursuant to the terms and conditions of this Agreement.

         "GENERAL RELEASE" - A general release, in a form prescribed by us, of any and all claims, known or unknown, against us and/or all Rubio's Affiliates, excepting only those claims which, by applicable law, may not be released. A copy of our current form of releasing language (which is subject to change by us at any time) is attached as Exhibit 2 and, by signing this Agreement, you approve that language.

        "GOOD STANDING" - "Good Standing" includes (but is not limited to) you and each Affiliate of yours: (A) not being in default or threat of default under this Agreement and/or any other agreement, or any other legal obligation, to us and/or any Rubio's Affiliate; and (B) operating each Rubio's Store, in which you and/or any Affiliate of yours has any ownership or other interest, in full compliance with the Manuals and the System.

        "MANUALS" - One or more handbooks, manuals, bulletins and/or volumes, other written materials, and video, audio and/or software media (including materials distributed electronically or otherwise), regardless of title, containing (among other things) specifications, standards, policies and procedures prescribed by us from time to time and to be followed by you in connection with your development, operation and marketing of your Rubio's Store and your performance under this Agreement, including (but not limited to) all goods and services to be sold and/or provided at or from your Rubio's Store and/or in association with the Marks. The term "Manuals" also includes all changes and supplements that may be issued by us in the future.

        "MARKS" - The trademarks, service marks and other commercial symbols now and/or in the future owned by, or licensed to, us and which we designate, from time to time, to be used to identify the services and/or products offered by Rubio's Stores, including (but not limited to) the mark "Rubio's(R)" and design, "Home of the Fish Taco(R)," "Pesky(R)" and design, "Health Mex(R)," "Baja Grill(R)," the Trade Dress and certain associated logos.

        "PREMISES" - The location at which you will operate a single Rubio's Store, as permitted and accepted by us pursuant to this Agreement, and as identified in Exhibit 1.

        "PRODUCTS" AND "SERVICES" - Products and services designated by us from time to time for use, sale, lease, rental or to be otherwise used, offered and/or provided at or from your Rubio's Store, and/or in association with the Marks, including (among other things) all beverages, food products and paper goods served and/or used in or from your Rubio's Store.

        "RUBIO'S AFFILIATE(s)" - Each and all of the following, whether past, present and/or future: each and all company(ies) and/or person(s) acting by, through, under, in concert, affiliated and/or associated in any way with us; each and all of the partners, shareholders, officers, directors, agents, attorneys, accountants, and/or employees of us and/or any of the foregoing; as well as each and all of the successors and/or assigns of us and/or any of the foregoing.

        "RUBIO'S STORE" - The Rubio's Store which you're franchised to operate at the Premises pursuant to this Agreement.

        "SUPPLIER" - "Supplier" includes (but is not limited to) manufacturers, distributors, wholesalers and all others in the distribution chain and/or process.

        "SYSTEM" - The distinctive format and method of doing business now or in the future developed, used and/or modified by us in the exercise of our reasonable business judgment for the operation of a retail sales outlet specializing in the sale of Mexican-style food, including but not limited to: (A) distinguishing characteristics related to the image, design, appearance, layout and color scheme of a Rubio's Store; (B) design, style, color and other distinguishing characteristics of fixtures, menu boards, signs and furnishings; (C) layout, design and selection of equipment; (D) specifications for Products and as used in preparing Products for sale; (E) methods used for selecting, purchasing, marketing, displaying and selling Products; (F) operating, marketing, training and other systems, procedures and standards; and (G) the standards of quality, service and cleanliness used in the operation of a Rubio's Store.

        "TRADE DRESS" - The Rubio's Store design and image developed and owned by us for Rubio's Stores, as it currently exists and as it may be revised and further developed by us from time to time.

        "US," "WE," "OUR" OR "FRANCHISOR" - Rubio's Restaurants, Inc., a Delaware corporation.

        "YOU," "YOUR" OR "FRANCHISEE" - The entity(ies) or individual(s) signing this Agreement as Franchisee. (If there's more than one entity or individual identified as the "Franchisee," each is jointly and severally

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        obligated under this Agreement.)

        1.5. We only award franchises to individuals and entities that share, and have made a commitment to, our mission statement, key objectives and shared values. Without that commitment, it wouldn't be appropriate for you and us to be involved in a long-term business relationship, such as a Rubio's Franchise. Your commitment to the mission statement, key objectives and shared values is one of the most important parts of your being a Rubio's franchisee and that's why we've placed them at the beginning of this Agreement. You agree that you'll continuously comply with, observe and support the following:

        THE RUBIO'S MISSION STATEMENT

        THE RUBIO'S MISSION IS TO OPERATE IN A MANNER THAT IS RESPONSIBLE, PROFITABLE AND TO THE BENEFIT OF EMPLOYEES, GUESTS AND COMMUNITY. WE PROVIDE THE HIGHEST QUALITY PRODUCT, SERVICE, CLEANLINESS AND EFFICIENCY AT REASONABLE PRICES.

        RUBIO'S BAJA GRILL, THE "HOME OF THE FISH TACO," IS A LEADER IN THE RESTAURANT INDUSTRY AND IS RENOWNED FOR ITS INNOVATIVE AND DYNAMIC APPROACH IN PROVIDING AUTHENTIC MEXICAN FOOD.

        RUBIO'S KEY OBJECTIVES

        1. ATTRACT, TRAIN, DEVELOP, MOTIVATE AND RETAIN THE HIGHEST QUALITY MANAGEMENT AND FRANCHISEE TEAM POSSIBLE.


        2. BECOME THE RECOGNIZED LEADER IN GUEST SATISFACTION AND VALUE BY SUPERIOR H.Q.S.C. EXECUTION.

        3. EXPAND RUBIO'S MARKET PRESENCE - CREATE AND SUCCESSFULLY IMPLEMENT A STRATEGIC DEVELOPMENT PLAN.

        4.      DEVELOP AND ENHANCE THE "RUBIO'S CULTURE" AND OUR SHARED VALUES.


        5.      DEVELOP, COMMUNICATE AND EXCEED FINANCIAL OBJECTIVES.

        RUBIO'S SHARED VALUES

                -       FAMILY

                -       GUEST FOCUS

                -       EMPLOYEE COMMITMENT

                -       INTEGRITY/TRUST

                -       TEAMWORK

                -       ACCOUNTABILITY

                -       GROWTH

2. AWARD OF FRANCHISE

        2.1. AWARD. We're pleased to award you a Franchise to operate a single Rubio's Store at the Premises, and to use the Marks and the System in the operation of your Rubio's Store. You may not operate a Rubio's Store at any location other than the Premises and you may not relocate your Rubio's Store without our prior written consent, which we may withhold in the exercise of our reasonable business judgment and which will be conditioned on execution of a General Release by you and all guarantors of your obligations to us. If you request our consent to a relocation of your Rubio's Store, you must pay us a reasonable fee to reimburse us for all expenses incurred in connection with your relocation request.

        You agree that you will at all times faithfully, honestly and diligently perform your obligations under this Agreement, and that you will continuously exert your best efforts to promote, enhance and maximize the business of your Rubio's Store and the goodwill of the Marks. You understand and agree that critical to the System and this Agreement, as well as your possible success, is full adherence by you to each element of the System. Accordingly, you will continuously comply with the following (and all other) elements of the System:
(A) you'll use and sell only Products and Services, and only deal with Suppliers, approved by us; (B) you'll use only prescribed building and equipment layouts and designs; (C) you'll strictly adhere to our then-current standards of quality, service and cleanliness; (D) you'll maintain a close and personal working relationship with your Rubio's Store; and (E) you agree to be personally accountable for the performance of your obligations under this and all other agreements pertaining to your Rubio's Store.

        You agree that it would be inappropriate for us to enter into this Agreement if there might be a possibility of your asserting claims against us and/or Rubio's Affiliates based on our prior relationship. Accordingly, you agree that you and all guarantors of your obligations to us will, contemporaneously with the execution of this Agreement, execute a General Release.

        2.2. NO EXCLUSIVITY. The Franchise is a site/address specific (or "spot") franchise only, with you having no other rights. Except for those rights expressly awarded to you under an Area Development Agreement, you do not have, have not paid for, and have no expectation of receiving any benefits of, any "exclusive territory" or any "exclusive," "protected" or "reserved" territorial, similar or other rights, no such rights are awarded or will be inferred, and there will be no limitation of any type on our rights, or of anyone we designate, to locate and/or consent to the location of other Rubio's Stores, or other distribution facilities and/or channels of distribution of any type, whether or not using the System, the Marks and/or Trade Dress at any location, regardless of the distance from, impact on, or vicinity of, your Rubio's Store or the number of Rubio's Stores, other outlets or otherwise in any area or market.

        We retain, without limitation of any kind or nature, all rights with respect to Rubio's Stores, the System, the Marks and Trade Dress, the sale of Products and any other products and services under any name, mark, trade dress or otherwise, anywhere in the world, including in proximity to your Rubio's Store. The rights we retain include: (A) the right to operate and/or license others to operate Rubio's Stores at any location other than the Premises during the term of this Agreement and at any location, including the Premises, after this Agreement terminates or expires; (B) the right to operate and/or license others to operate any other business at any location during and after the term of this Agreement; and (C) the right to merchandise and distribute goods and services identified by the Marks at any location through any other method or channel of distribution.

        2.3. FORMS OF AGREEMENT. You acknowledge that, over time, we have entered, and will continue to enter, into agreements with other franchisees/licensee that may contain provisions, conditions and obligations that differ from those contained in this Agreement. The existence of different forms of agreement and the fact that we and other franchisees/licensees may have different rights and obligations does not affect the duties of the parties to this Agreement to comply with the terms of this Agreement.

3. TERM

        3.1. INITIAL TERM. The Initial Term of this Agreement and the Franchise granted by this Agreement begins on the date of this Agreement and terminates at midnight on the day preceding the 10th anniversary of the date your Rubio's Store first opened for business, unless this Agreement is terminated at an earlier date pursuant to Section 16. Notwithstanding the foregoing, if this Agreement is awarded in connection with your acquisition of an existing franchised Rubio's Store, the Initial Term will expire on the date that the initial term of the prior franchise agreement would have expired. We shall complete and forward to you a notice, in the form of attached Rider A, to memorialize the date the your Rubio's Store first opened for business.

        If, during the term of this Agreement, you, through no act or failure to act on your part (except the failure to extend the lease for the Premises through the Initial Term of this Agreement), lose the right to possession of the Premises, the Initial Term shall expire as of the date of the loss of the right to possession. However, if the right to possession is lost through no act or failure to act on your part, you may relocate the Rubio's Store (without paying any additional new store opening fee or transfer fee) at your expense and the Initial Term shall not expire if: (A) we consent to the new location in writing;
(B) you construct and equip a Rubio's Store at the new location in accordance with the then-current System standards and specifications; (C) a Rubio's Store at the new location is open to the public for business within 6 months after the loss of possession of the Premises; and (D) you reimburse us for all reasonable expenses actually incurred by us in connection with the approval of the new location.

        3.2. RENEWAL TERMS. At the expiration of the Initial Term, you shall have an option to remain a franchisee for a First Renewal Term of 10 years and, at the expiration of the First Renewal Term, a Second Renewal Term of, at your option, 5 or 10 years, unless this Agreement or a successor franchise agreement is terminated prior to its expiration. The conditions for renewal at the expiration of the Initial Term are set forth in this Section 3.2. Except as provided in Section 3.3., the conditions for renewal at the expiration of the First Renewal Term shall be set forth in the franchise agreement in effect at that time.

                A. If you desire to extend the Franchise for the First Renewal Term, you must provide us written notice of your intent to do so at least 180 days, but not more than 270 days, before the Initial Term expires. (If you fail to timely provide us this notice, you will be deemed to have waived your option to extend the Franchise.)

                B. If you desire to extend the Franchise for the First Renewal Term, you must comply with all of the following conditions prior to and at the end of the Initial Term:

                        (1) You shall not be in default under this Agreement or any other agreements between you and us or any Rubio's Affiliate; you shall not be in default beyond the applicable cure period under any real estate lease, equipment lease or financing instrument relating to your Rubio's Store; you shall not be in default beyond the applicable cure period with any vendor or supplier to your Rubio's Store; and, for the 12 months before the date of your notice and the 12 months before the expiration of the Initial Term, you shall not have been in default beyond the applicable cure period under this Agreement or any other agreements between you and us or any Rubio's Affiliate.

                        (2) You shall make the capital expenditures required to renovate and modernize your Rubio's Store to conform to the interior and exterior designs, decor, color schemes, furnishings and equipment and presentation of the Marks consistent with the image of the System for new Rubio's Stores at the time you provides us the renewal notice, including such structural changes, remodeling, redecoration and modifications to existing improvements as may be necessary to do so.

                        (3) You and your employees at your Rubio's Store shall be in compliance with our then-current training requirements.

                        (4) You shall have the right to remain in possession of the Premises, or another location approved in writing by us, for the First Renewal Term and all monetary obligations owed to your landlord, if any, must be current.

                        (5) You and all guarantors of your obligations to us shall have executed a General Release.

                        (6) As determined by us, in the exercise of our reasonable business judgment, you have operated your Rubio's Store in accordance with this Agreement and the System.

                C. Within 4 months after our receipt of the written notice of your desire to extend the Franchise for the First Renewal Term, we will advise you whether or not you may extend the Franchise for the First Renewal Term. If we are willing to let you extend the Franchise, the notice from us will contain preliminary information regarding actions you must take to satisfy Sections 3.2.B.(2) and (3). If not, the notice from us will specify the reasons for non-renewal. If we do not to permit you to extend the Franchise for the First Renewal Term, we shall have the right to unilaterally extend the Initial Term of this Agreement as necessary to comply with any applicable laws.

                D. If the Franchise is extended for the First Renewal Term, we shall forward you a new franchise agreement for the First Renewal Term for your signature at least 2 months prior to the expiration of the Initial Term. The form of successor franchise agreement shall be the form then in general use by us for Rubio's Stores (or, if we are not then granting franchises for Rubio's Stores, that form of agreement as specified by us) and likely will differ from this Agreement, including, but not limited to, provisions relating to the royalty fee and Marketing Fund Contributions.

                E. You shall execute the successor franchise agreement for the First Renewal Term and return the signed agreement to us at least one month prior to the expiration of the Initial Term. Your failure to sign the successor franchise agreement and return it to us within this time shall be deemed an election by you not to extend the Franchise and shall result in termination of this Agreement and the Franchise granted by this Agreement at the expiration of the Initial Term. Provided you have timely complied with all of the conditions set forth in this Section 3.2., we shall execute the successor franchise agreement and promptly return a fully-executed copy to you.

        3.3. CONDITIONS TO THE SECOND RENEWAL TERM. In addition to the conditions on renewal that will be contained in the franchise agreement in effect for the First Renewal Term, the following conditions must be satisfied before the Second Renewal Term may begin: (A) you shall pay us a renewal fee in an amount equal to the greater of 50% of the New Store Opening Fee paid by you in connection with this Agreement or 50% of the new store opening fee we are charging to new franchisees at the expiration of the First Renewal Term (if the Second Renewal Term will be for 10 years), or the greater of 25% of the New Store Opening Fee paid by you in connection with this Agreement or 25% of the new store opening fee we are charging to new franchisees at the expiration of the First Renewal Term (if the Second Renewal Term will be for 5 years); and (B) if, in the exercise of our reasonable business judgment, we determine that the Premises no longer satisfies our criteria for a site for a Rubio's Store, we may require that you relocate your Rubio's Store to another location that satisfies our criteria, to which we have consented in writing, in the general trade area where the Premises are located.

4. DEVELOPMENT AND OPENING OF YOUR RUBIO'S STORE

        4.1. SITE CLEARANCE.

                A. If the site for your Rubio's Store has not been identified and purchased (or leased) by you and consented to by us by the time you and we sign this Agreement, you must purchase or lease (and obtain possession of) a site suitable for the operation of your Rubio's Store and obtain our written consent to the site within 60 days after the date of this Agreement. You won't make any commitments with respect to any location, or operate a Rubio's Store and/or use any of the Marks from or at any location, until and unless we've consented to the location. If you are unable to purchase or lease an acceptable site within such period, we may (but have no obligation to), at any time thereafter, terminate our obligations and your rights under this Agreement, provided we refund to you the lesser of: (A) 50% of the New Store Opening Fee paid to us pursuant to this Agreement; or (B) the New Store Opening Fee less all expenses (including legal fees, commissions, training costs, etc.) incurred in connection with such franchising and termination; and you will concurrently execute documents acceptable to us, providing for:

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(1) continuation of your indemnification, confidentiality and noncompetition obligations and the dispute resolution provisions of this Agreement, including those of Sections 15, 19.5. and 21 and (2) a General Release.

                B. For each proposed site for your Rubio's Store, you shall, if requested by us, submit a complete real estate package (containing that information as we may reasonably require) for a proposed site which you reasonably believe conforms to site selection criteria we establish from time to time for demographic characteristics, traffic patterns, parking, character of the neighborhood, competition from other businesses in the area, the proximity to other businesses (including other Rubio's Stores), the nature of other businesses in proximity to the site and other commercial characteristics (including the purchase price, rental obligations and other lease terms for the proposed site) and the size, appearance, other physical characteristics, and a site plan of the premises.

        You acknowledge and agree that, in order to enhance the reputation and goodwill of all Rubio's Stores and the goodwill of the Marks, your Rubio's Store must be properly developed, operated and maintained. Accordingly, you agree that we may refuse to consent to a site for your Rubio's Store unless you demonstrate sufficient financial capabilities, in our sole judgment, applying standards consistent with criteria we use to establish franchised Rubio's Stores in other comparable market areas, to properly develop, operate and maintain the proposed Rubio's Store. To this end, you shall furnish us with such financial statements and other information regarding you and the development and operation of the proposed Rubio's Store, including, without limitation, investment and financing plans for the proposed Rubio's Store, as we reasonably may require.

                C. Within 30 days after our receipt of the information described in Section 4.1.B., we shall advise you in writing whether we have consented to a particular site. If we do not respond to a completed real estate package within 30 days, we shall be deemed to have not consented to that site. Our consent may be subject to reasonable conditions as determined by us in the exercise of our reasonable business judgment. You may not begin construction of a Rubio's Store at a particular site until we have consented to the site in writing. Our consent to one or more sites is not a representation or a promise by us that a Rubio's Store at such a site will achieve a certain sales volume or a certain level of profitability. Similarly, our consent to one or more sites and our refusal to consent to other sites is not a representation or a promise that a site to which we have consented will have a higher sales volume or be more profitable than a site to which we did not consent. We assume no liability or responsibility for:
(1) evaluation of a site's soil for hazardous substances; (2) inspection of any structure on a site for asbestos or other toxic or hazardous materials; (3) compliance with the Americans With Disabilities Act ("ADA"); or (4) compliance with any other applicable law. It is your sole responsibility to obtain satisfactory evidence and/or assurances that a site (and any structures thereon) is free from environmental contamination and in compliance with the requirements of the ADA.

        4.2. LEASE OF PREMISES. If you propose to lease or sublease the Premises, you shall provide us with a copy of the fully-executed lease or sublease (for a term, including renewal terms, for at least the Initial Term of this Agreement) for the Premises within 5 days after the later of execution of this Agreement or written consent to the Premises by us. The lease or sublease shall not contain any covenants or other obligations that would prevent you from performing your obligations under this Agreement. Unless waived by us in writing, any lease or sublease for the Premises shall contain provisions that satisfy the following requirements during the entire term of the lease, including any renewal terms:

                A. The landlord consents to your use of the proprietary signs, distinctive exterior and interior designs and layouts, and the Marks prescribed by us, and upon expiration or the earlier termination of the lease, consents to permit you, at your expense, to remove all such items and other trade fixtures, so long as you make repairs to the building caused by such removal.

                B. The landlord agrees to provide us (at the same time sent to you) a copy of all amendments and assignments and notices of default pertaining to the lease and the leased premises.

                C. We shall have the right to enter the leased premises to make any modifications or alterations necessary to protect the System and the Marks and to cure, within the time periods provided by the lease, any default under the lease, all without being guilty of trespass or other tort, and to charge you for these costs.

                D. The landlord agrees that you shall be solely responsible for all obligations, debts and payments under the lease.

                E. The landlord agrees that, following the termination or earlier expiration of this Agreement, you shall have the right to make those alterations and modifications to the Premises as may be necessary to clearly distinguish to the public the Premises from a Rubio's Store and also make those specific additional changes as we reasonably may request for that purpose. The landlord also agrees that, if you fail to promptly make these alterations and modifications, we shall have the right to do so without being guilty of trespass or other tort so long as we make repairs to the building caused by such removal.

                F. The landlord agrees not to amend or otherwise modify the lease in any manner that would affect any of the foregoing requirements without our prior written consent, which consent shall not be unreasonably withheld.

                G. The landlord consents to your assignment of the lease to us or our designee without payment of any assignment fee or similar charge or increase in any rentals payable to the landlord.

        If these provisions are not in your lease or sublease, we may, at our option, either require that you immediately cause such provisions to be added or terminate this Agreement following written notice to you.

        4.3. FRANCHISEE'S RESPONSIBILITY. You assume all cost, liability and expense for developing, constructing and equipping your Rubio's Store in accordance with the requirements of this Agreement and the System. It also shall be your responsibility to have prepared all required construction plans and specifications to suit the shape and dimensions of the Premises and you must ensure that these plans and specifications comply with applicable ordinances, building codes and permit requirements and with lease requirements and restrictions. You shall use only registered architects, registered engineers, and professional and licensed contractors. We do not warrant or guarantee to you in any way that any contractor (even one referred to you by us) is suitable, competent, reliable or otherwise able to perform adequately the tasks for which they are hired and you're the only person/entity with any responsibility for the work of any contractor selected and/or employed by you. We're unable to provide any assurance as to costs of construction or otherwise, or as to when you may be open for business, since such matters are not within our control.

        4.4. RUBIO'S STORE DESIGN STANDARDS. We'll furnish you with (and may update from time to time) standards, specifications and other requirements for design, decoration, layout, equipment, furniture, fixtures, signs and other items for Rubio's Stores ("Rubio's Store Design Standards"), with which you'll promptly comply. You agree that the Rubio's Store Design Standards are an integral part of the System and that your Rubio's Store will be developed, constructed, designed and operated in full compliance with the latest Rubio's Store Design Standards at all times.

        4.5. DEVELOPMENT SCHEDULE FOR YOUR RUBIO'S STORE. Within 180 days after the last to occur of the date of this Agreement or the date we consent in writing to a site, you must: (A) secure all financing required to fully develop your Rubio's Store; (B) submit to us for consent any proposed modifications to the Rubio's Store Design Standards to comply with applicable ordinances, building codes, permit requirements, lease requirements and restrictions (any modifications will be at your expense); (C) obtain all required zoning changes, building, utility, sign, health, sanitation and business permits and licenses and any other required permits and licenses; (D) construct all required improvements in compliance with construction plans and specifications supplied or consented to by us; (E) decorate your Rubio's Store in compliance with plans and specifications consented to by us; (F) purchase and install all required equipment, furniture, fixtures and signs (including the Designated Equipment and computer hardware and software); (G) purchase an opening inventory of the Products designated by us; (H) obtain all customary contractors' sworn statements and partial and final waivers of lien for construction, remodeling, decorating and installation services; and (I) open your Rubio's Store for business to the general public.

        Within such periods you'll also select and employ a licensed contractor reasonably consented to by us and you'll commence construction and/or development as soon as possible and will expeditiously attend to its completion, purchase and pay for all supplies; purchase, pay for and attend to the installation of all fixtures and equipment, train all employees, obtain all required insurance, permits and licenses and do everything necessary for your Rubio's Store to open for business.

        4.6. EQUIPMENT, FURNITURE, FIXTURES AND SIGNS. You'll use in the development and operation of your Rubio's Store only those (and use each of those) brands, types and/or models of equipment, furniture, fixtures and signs as are consented to by us. You'll purchase or otherwise obtain approved brands, types and/or models of equipment, fixtures and signs only from suppliers designated by us, which may include and/or be limited to ourselves and/or our affiliates.

        4.7. RUBIO'S STORE OPENING. You won't open your Rubio's Store for business until: (A) we notify you that all of your pre-opening obligations have been fulfilled; (B) pre-opening training of all of your personnel has been completed; (C) all amounts then due us have been paid; and (D) we've been furnished with copies of all insurance policies (or such other evidence of insurance coverage and payment of premiums as we request), leases/subleases and other documents as required by this Agreement. You'll comply with these conditions and be prepared to open your Rubio's Store for business within the periods of time specified by this Agreement and, in any case, you'll open your Rubio's Store for business and commence business pursuant to this Agreement within 5 days after we give notice to you stating that your Rubio's Store is ready for opening.

        4.8. GRAND OPENING PROGRAM. You'll conduct a grand opening advertising and promotional program, meeting our specifications, for your Rubio's Store and will, within 28 days after its opening, spend no less than $3,500 on such advertising and promotion during that time. Such advertising and promotional program will only utilize marketing, advertising and public relations programs, formats, media and materials consented to by us. We'll furnish advice and guidance to you with respect to your grand opening advertising and promotional program. The monies you spend for grand opening advertising are in addition to the monies you are required to spend for local store marketing pursuant to
Section 6.2.

5. FEES

        5.1. NEW STORE OPENING FEE. You'll pay us, on signing this Agreement, a New Store Opening Fee of $25,000. The New Store Opening Fee is fully earned by us on signing of this Agreement and is entirely nonrefundable (as are all amounts paid to us and/or any Rubio's Affiliate) except for possible partial or other refund as expressly provided in other provisions of this Agreement.

        5.2. ROYALTY FEE. In addition to all other amounts to be paid by you to us, on a twice monthly basis, you'll pay us a nonrefundable and continuing royalty fee in an amount equal to 4% of the "Gross Volume" (as defined in Section 5.3.) of your Rubio's Store, for the right to use the System and the Marks at your Rubio's Store. We may, at any time after the 3rd anniversary of the date of this Agreement, increase the royalty fee to as much as 5% of Gross Volume for the remainder of the Initial Term if the form of franchise agreement then generally being offered to new Rubio's franchisees at the time of the proposed increase provides for a royalty fee greater than 4% of Gross Volume.

        You must participate in our then-current electronic funds transfer program authorizing us to utilize a pre-authorized bank draft system on a twice monthly basis (or otherwise as we specify from time to time in the exercise of our reasonable business judgment). All royalty fees, Marketing Fund Contributions and other amounts due us for each period must be received by us or credited to our account by pre-authorized bank debit before 5:00 p.m. on the day after the end of each period (i.e., on the 16th for the period from the 1st through the 15th and on the 1st day of the following month for the period from the 16th through the end of the month), or at a later point in time specified by us from time to time. If you fail to timely make any payments or provide us with any reports, or fail to fully cooperate with any audit, we may thereafter specify periodic amounts for regular transfer to our (or a Rubio's Affiliate) account, based on past reports of sales by you and/or reasonable expectations of royalty fees, Marketing Fund Contributions and other amounts to become due from you and, in any event, covering royalty fees and Marketing

Fund Contributions. You will, of course, fully participate in our then-current electronic reporting system covering sales and other items.

        5.3. DEFINITION OF "GROSS VOLUME." Gross Volume includes all revenues (except sales tax collected and paid when due to the appropriate taxing authority and actual customer refunds, adjustments and credits) which are, or could be, received by you: (A) by or with respect to your Rubio's Store; (B) which relate to the type of products, services or any other items which are or could be provided, sold, rented or otherwise distributed at, through or in association with a Rubio's Store; and/or (C) with respect to any products and services which are, or could be, provided, sold, or otherwise distributed in association with any use of the Marks or the System. You'll not divert any business or take any other actions (or fail to take any actions) which would have the effect of reducing the Gross Volume with respect to which royalty fees are payable and you will use your best efforts to maximize Gross Volume. All sales and/or billings, whether collected or not, will be included in Gross Volume, with no deduction for credit card or other charges.

        5.4. INTEREST. All amounts you may owe us and/or any Rubio's Affiliate will bear interest at the highest applicable legal rate for open account business credit, but not to exceed 1.5% per month. This doesn't constitute our agreement to accept payments after they're due or any commitment to extend credit to, or otherwise finance your operation of, your Rubio's Store. If you fail to pay any amounts (including any electronic draft returns, returns for insufficient funds or otherwise), or fail to deliver any report when due, that failure can constitute grounds for termination of this Agreement, in spite of the provisions of this Section. Notwithstanding any provision in this Agreement to the contrary, in no event will any amounts be charged as late fees or otherwise which exceed or violate any applicable legal restrictions.

        5.5. APPLICATION OF PAYMENTS. Notwithstanding any designation by you, we can apply any payments received from you, whether designated as payable to us, the Marketing Fund or otherwise, to any past due or other indebtedness of yours for royalty fees, Marketing Fund Contributions, purchases, interest or otherwise as we choose in the exercise of our reasonable business judgment. We can set off, from any amounts that may be owed to you, any amount that you owe to us. We can retain any amounts we have received for your account (whether rebates or other funds and whether paid by or due from suppliers or otherwise), as a credit and payment against any amounts that you owe or will owe to us or with respect to any Marketing Fund Contribution, without notice and at any time. We have the right to accept payment from any other person or entity as payment by you. Our acceptance of that payment will not result in that other person or entity being substituted for the named Franchisee.

6. MARKETING

        6.1. MARKETING FUND.

        YOUR CONTRIBUTIONS. We've instituted an advertising, publicity and marketing fund ("Marketing Fund") for such advertising, advertising-related, marketing and/or public relations programs, services and/or materials as we, in the exercise of our reasonable business judgment, may deem necessary or appropriate to promote Rubio's Stores. You'll contribute to the Marketing Fund 3% of Gross Volume; provided that we can, at any time, whether on a temporary, permanent, regional, national or any other basis, require you to pay a Marketing Fund Contribution of up to and including 5% of Gross Volume, but we will not increase your required contribution by more than one percentage point in any 12-month period (e.g. an increase from a 3% level to a 4% level of Gross Volume in any 12-month period would be allowed) and we will provide you with at least 90 days' prior notice of any such increase. Your Marketing Fund Contributions will be calculated and payable at the same time and in the same manner as royalty fees.

        For management purposes, the Marketing Fund is divided into two subfunds: the "Production Fund" and the "Media Fund."

        PRODUCTION FUND. With respect to your Marketing Fund Contributions, no more than 1.5% of your Gross Volume will be paid into the Production Fund. (On a temporary, regional or any other basis, we can specify that less, but not more, than that amount will be paid into, and disbursed under, the Production Fund for any period.)

        The Production Fund may be used to pay the costs of preparing, producing, distributing and using marketing, advertising and other materials, items and/or programs, including production of commercials, advertisements and other promotional and advertising materials, programs and/or items; development of creative concepts and related content; administering national, regional and/or local marketing programs, including, without limitation, employing advertising, public relations and other agencies and firms (such as consultants, lawyers and accountants, among others); supporting public relations, market and/or product research and related activities (including tests and surveys); providing advertising and marketing materials for use by Rubio's Stores; new product development, menu boards and other signage; and/or other purposes deemed beneficial for the general recognition of the Marks and/or the benefit of Rubio's operators generally, as well as any expenses associated with any Franchisee Advisory Council(s), if those Councils, and such expenses, are approved by us in the exercise of our reasonable business judgment. The Production Fund will, as available, furnish you with marketing, advertising and promotional formats and sample materials and may charge the direct cost of producing items supplied to you, plus shipping, handling and other related costs. In the exercise of our reasonable business judgment, we can reallocate amounts paid into the Production Fund to the Media Fund and spend those amounts for purposes authorized under the Media Fund.

        MEDIA FUND. With respect to your Marketing Fund Contributions, any amounts not contributed to the Production Fund will be allocated to the Media Fund and spent on either: (A) national advertising media, "image advertising" (which may include advertising, public relations and/or otherwise) and/or other advertising media that the advertising industry generally regards as "national media" and/or its functional equivalent; and/or (B) local and/or regional advertising media, including media placement and/or other advertising-related programs/materials (and/or public relations programs/materials) reaching the Designated Market Area ("DMA") in which your Rubio's Store is located ("local media expenditures.") Such local media expenditures may be made directly by us, through a local cooperative or other association which we have approved, and/or directly by return to, and expenditure by, you, in each case under such procedures and conditions as we designate from time to time. In each case, all advertising and/or other marketing efforts are subject to our prior written approval, in the exercise of our reasonable business judgment.

        GENERAL ADMINISTRATIVE PROVISIONS. Subject to the above express limitations, we'll have sole discretion over all matters relating to the Marketing Fund in any way, including (but not limited to) its management, all financial matters, expenditures, receipts and/or investments by the Marketing Fund, timing of expenditures, media placement and allocation thereof or otherwise.

        You'll participate in all marketing programs instituted by the Marketing Fund or us but will retain full freedom to set your own prices, except that we may, to the greatest degree permitted by applicable law, specify maximum prices above which you will not sell or otherwise provide any goods or services and you will comply with all such maximum prices. We may, in the exercise of our reasonable business judgment, use the Marketing Fund to pay the costs of advertising, advertising-related, marketing and/or public relations programs, services and/or materials with respect to locations, programs or concepts where products and/or services offered under the Marks are to be offered in conjunction with products and/or services offered under other marks, including (but not limited to) any co-branding, dual franchising or other programs, and any other franchised or non-franchised alternative channel of distribution, whether controlled by us or not.

        The Marketing Fund will be accounted for separately from our other funds (but may be commingled with our other funds) and will not be used to defray any of our general operating expenses, except for such salaries, administrative costs, overhead and other expenses as we may reasonably incur in activities related to the Marketing Fund and/or its programs (including, without limitation, conducting market research, preparing advertising and marketing materials, insurance, legal costs and collecting and accounting for the Marketing Fund, which will be paid out of the Production Fund). In any event, we may charge the Marketing Fund for attorneys' fees and other costs related in any way to our defense of any claims against us and/or any Rubio's Affiliate regarding the Marketing Fund and/or with respect to collecting amounts due and/or expenditures by or from the Marketing Fund. We may, in the exercise of our reasonable business judgment, spend in any fiscal year an amount greater or less than the aggregate contributions to the Marketing Fund (and/or any sub-fund) in that year and the Marketing Fund (and/or any sub-fund) may borrow from us or other lenders to cover deficits or to invest any surplus for future use.

        You authorize us to collect for remittance to the Marketing Fund (and allocation/disbursement as we deem appropriate in the exercise of our reasonable business judgment) any advertising or promotional monies or credits offered by any supplier based upon purchases by you or otherwise. A statement of monies collected and costs incurred by the Marketing Fund will be prepared annually by us and be furnished to you upon written request. We'll have the right to cause the Marketing Fund (and/or any sub-funds) to be incorporated or operated through an entity separate from us as we deem appropriate, and such successor entity will have all rights and duties of ours relating to the Marketing Fund. The Marketing Fund may be combined with any marketing fund otherwise established for Rubio's Stores and the funds merged for use in accordance with this Agreement. (A brief statement regarding the availability of information on the purchase of Rubio's franchises may be included in advertising and other items produced and/or distributed using the Marketing Fund.)

        We can, in the exercise of our reasonable business judgment, arrange for services, goods and otherwise to be provided to the Marketing Fund by ourselves, any Rubio's Affiliate and our and/or their employees or agents, including persons/entities who may be owned, operated, controlled by, and/or affiliated with, us (such as an "in-house advertising agency") or which may be independent. We may use the Marketing Fund to compensate and reimburse any such persons/entities (including ourselves) as we deem appropriate in the exercise of our reasonable business judgment (including payment of commissions) and to compensate ourselves and/or others for administrative and other services, materials, etc. rendered to the Marketing Fund, provided that any compensation to us or any persons/entities owned, controlled and/or operated by us will not be unreasonable in amount.

        We'll cause all Rubio's Stores owned by us to contribute to the Marketing Fund on the same basis as comparable franchisees. You understand that, due to differing forms of franchise agreements or otherwise, some Rubio's franchisees/licensees may have different Marketing Fund and/or other obligations than in this Agreement. The Marketing Fund Contribution any franchisee/licensee is required to pay may be decreased by us on a market-by-market, general, temporary, permanent or other basis as we believe necessary or desirable.

        We may (but are not required to) remit a portion of Marketing Fund contributions back to a franchisee (or cooperative) on such terms and conditions as we determine in the exercise of our reasonable business judgment, including (but not limited to) reimbursement of local advertising expenditures made by a franchisee and we may waive and/or compromise claims for contributions to, and/or claims against or with respect to, the Marketing Fund in the exercise of our reasonable business judgment, using the Marketing Fund to pay any such claims and related legal and other costs. We'll have sole discretion as to whether or not we take legal or other action against any franchisee who is in default of his or her obligations with respect to the Marketing Fund (including obligations to make contributions) or otherwise and whether a franchisee may be allowed to make direct advertising expenditures in place of contributions to the Marketing Fund.

        Except as expressly provided above with respect to the use of the Media Fund for local and/or regional advertising, we will have no obligation to ensure that expenditures by the Marketing Fund in or affecting any geographic area are or will be proportionate or equivalent to the contributions to the Marketing Fund by Rubio's Stores operating in that geographic area or that any Rubio's Store will benefit directly or in proportion to its contribution to the Marketing Fund or from the development of advertising and marketing materials and/or programs, the placement of advertising or otherwise. We have no obligation to cause other Rubio's Stores, licensees or outlets (some of which may be under different arrangements) to contribute to the Marketing Fund, any cooperative or engage in local marketing. You agree that we will not have any direct or indirect liability or obligation to you, the Marketing Fund or otherwise with respect to the management, maintenance, direction, administration or otherwise of the Marketing Fund. You agree that neither we nor any Rubio's Affiliate will be liable for any act or omission, whether with respect to the Marketing Fund or otherwise which is consistent with this Agreement or other information provided to you, or which is done in subjective good faith.

        You and we, each having a mutual interest in, and agreeing on the critical practical business importance of, your and our relationship being governed solely by written instruments signed by the parties to be bound (and not having either of us subject to the uncertainty and ambiguity inherent in the application of legal or other concepts not expressly agreed to in writing by you and us), agree that your and our rights and obligations with respect to the Marketing Fund and all related matters are governed solely by the express terms of this Agreement and that this Agreement (and all rights and obligations with respect to the Marketing Fund) is not in the nature of a "trust," "fiduciary relationship" or similar special arrangement (neither you nor we intending to create such relationships and expressly disavowing any such or similar relationships) and is only an ordinary commercial relationship between independent businesspersons for their independent economic benefit. We may maintain Marketing Fund assets in one or more accounts designated as "trust accounts" (or similarly designated), for purposes of protecting such assets from claims of third-party creditors or otherwise, but such designation and/or treatment will not operate to create any "trust," "fiduciary relationship" or similar special arrangement as to the Marketing Fund, its assets or otherwise. While we're not required to do so, if we submit any matters with regard to the Marketing Fund or otherwise for approval to any Franchisee Advisory Council and approval is granted by a majority of that council, the approval will be binding on you.

        6.2. LOCAL STORE MARKETING. Prior to their use by you, samples of all advertising and promotional materials and programs (including any use of the Internet, World Wide Web or other electronic media) not prepared or previously approved by us must be submitted to us, in the form and manner prescribed by us from time to time, for our review and consent, which we may withhold or condition as we see fit in the exercise of our reasonable business judgment. If written disapproval is not received by you within 15 days from the date of receipt by us of such materials, we will be deemed to have given the required consent, but we can later retract any consent (whether express or as a result of such failure to respond) by notice to you. Our review of and consent to your local store marketing materials is not a representation or a promise that those materials (utilized in the media you propose) will have a positive effect on the sales at your Rubio's Store. Our consent only indicates that the materials properly use the Marks in a manner consistent with our overall marketing plan.

        You won't use any advertising or promotional materials or programs that we have disapproved or that do not include the copyright, trademark and other notices required by us. In no event shall your advertising contain any statement or material which, in the exercise of our reasonable business judgment, may be considered: (A) in bad taste or offensive to the public or to any group of persons; (B) defamatory of any person or an attack on any competitor; (C) to infringe upon the use, without permission, of any other persons' trade name, trademark, service mark or identification; or (D) inconsistent with our public image or the public image of the System. We can require that a brief statement regarding the purchase of Rubio's franchises may be included in all advertising used by you and that a brochure regarding purchase of Rubio's franchises be placed in a prominent location in your Rubio's Store.

7. STORE RECORDS AND REPORTING

         7.1. BOOKKEEPING AND ACCOUNTING. You'll establish and maintain at your own expense a bookkeeping, accounting, recordkeeping and records retention system conforming to requirements prescribed by us from time to time (including, without limitation, requirements for timely entering of information into databases of a computer program designated by us and periodic printouts of reports generated by such computer program).

        Each transaction related to your Rubio's Store will be processed on a computer system as prescribed by us. You will use (and only use) the cash register, computer and other systems (including hardware and software) as designated by us from time to time in the exercise of our reasonable business judgment. We may, from time to time in the exercise of our reasonable business judgment, designate different cash register, computer and other systems for use in your Rubio's Store and may modify such systems, and/or may require you to obtain management information and similar services from one or more suppliers designated by us (which may include us and/or affiliates of ours), each of which you'll promptly and fully comply with at your sole expense.

        As directed by us, you will participate in our electronic reporting system covering sales and other items, with direct interconnection to (and full, on-line access by) our computer hardware and software systems. You will continuously use, maintain and update electronic cash register, computer and other systems (including point-of-sale, back-office and other systems) and software programs which meet such specifications as we designate, from time to time in the exercise of our reasonable business judgment, and which, in some cases, may include components only available from us, our affiliates and/or suppliers designated by us. You will maintain your systems on-line to provide full access for computer systems used by us and you will promptly update and otherwise change your electronic cash register, computer hardware and software systems as we require from time to time in the exercise of our reasonable business judgment, at your sole expense. We reserve the right to have full access to such electronic cash register, computer and other systems and the sales information and data contained therein and to retrieve, analyze, download and use the software and all data contained therein (as well as any other information reported to us) at any time. You will promptly and fully pay all amounts charged by any supplier or licensor of the systems and programs used by you, including charges for use, maintenance, support and/or update of these systems or programs.

        We may require you to obtain specified computer hardware and/or software, including, without limitation, a license to use proprietary software developed by us or others. Modification of specifications for the components of the cash register, computer and other systems may require you to incur costs to purchase, lease and/or license new or modified computer hardware and/or software and to obtain service and support for the cash register, computer and other systems during the term of this Agreement. We cannot estimate the future costs of the cash register, computer and other systems (or additions, modifications, maintenance or support) and your related costs may not be fully amortizable over the remaining term of this Agreement. You agree to pay all costs in connection with obtaining, maintaining, upgrading, etc. the computer hardware and software comprising the cash register, computer and other systems (and additions, modifications, maintenance or support), including (but not limited to) the services of any "help desk" or other support function, whether provided by us and/or anyone else. Within 60 days after you receive notice from us, you will obtain, install and thereafter use the components of the cash register, computer and other systems that we designate from time to time. We have the right to charge a reasonable fee for the license, modification, maintenance or support of proprietary software that we may license to you and other goods and services that we or any affiliates furnish to you related to the cash register, computer and other systems.

        7.2. REPORTS. You will provide to us such information regarding the operation of your Rubio's Store, and in such form and format, as we specify from time to time, including by faxed or mailed copies of reports or documents, including through full, direct, on-line access to your cash register, computer and other systems, or otherwise as we designate.

        Our current information requirements (which we may expand or otherwise change from time to time) are as follows:

                A. daily forwarding (by hard copy, electronically or otherwise as we designate) to us of any information from your cash register and/or other computer systems;

                B. within 24 hours after the end of each week (currently ending on Sunday) a report of Gross Volume by hard copy, electronically or otherwise as we designate;

                C. within 30 days after the end of each fiscal quarter, a period and year-to-date profit and loss statement and a balance sheet for your Rubio's Store, prepared, verified and signed by you;

                D. within 45 days after the end of each of your fiscal years, an unaudited fiscal year-end balance sheet, income statement reflecting all year-end adjustments and statement of changes in financial position, in each case for your Rubio's Store, prepared in accordance with generally accepted accounting principles consistently applied, and verified and signed by you. (We reserve the right to require you, at your own expense, to have audited annual financial statements prepared by a certified public accountant on an annual basis and presented to us with such account's report);

                E. on request by us, such other data, information and supporting records for such periods as we from time to time require, including period financial statements, sales tax returns and state and federal income tax returns. Each report and financial statement submitted by you to us will be verified as correct and signed by you personally if a sole proprietorship, by a general partner if a partnership, or by an executive officer if a corporation or a limited liability company.

        You'll maintain and furnish to us, on request, complete copies of: (1) all records of or relating to your Rubio's Store; and (2) all income, sales and other tax returns filed by you reflecting activities of your Rubio's Store for the most recently completed fiscal years, you hereby waiving any privileges with regard to any records and/or tax returns.

        7.3. AUDIT AND INSPECTION. We and/or our designees will have the right at any time during business hours, and without prior notice to you, to inspect and/or audit the properties, assets, premises, business records, bookkeeping and accounting records, sales and income tax records and returns (you waiving all privileges with respect thereto), cash register tapes, invoices, payroll records, check stubs and bank deposit receipts, computer files and other records of, and/or relating in any way to, your Rubio's Store and the books and records of any person(s), corporation or partnership which holds, or does business with, the Franchise. You'll fully cooperate with our representatives and independent accountants/attorneys hired by us to conduct any such inspection or audit. Our right to audit includes the right to access all cash registers, computers and other equipment by electronic means.

        If any inspection or audit discloses an understatement of Gross Volume, you will pay to us, within 5 days after receipt of the inspection or audit report, the royalty fees and Marketing Fund Contributions due on the amount of such understatement, plus interest (at the rate and on the terms provided herein) from the date originally due until the date of payment. If any inspection or audit is made necessary by your failure to furnish reports, supporting records, other information or financial statements, or to furnish reports, records, information or financial statements on a timely basis, or if an understatement of Gross Volume for any period is determined by any audit or inspection to be greater than 2%, you will reimburse us for the cost of the inspection or audit, including, without limitation, the charges of any independent accountants, and the travel expenses, room and board and applicable per diem charges for our and their employees. Should any audit reveal an intentional understatement of Gross Volume for any period in any amount, or an understatement (whether intentional or not) of Gross Volume for any period to be greater than 5%, or any other violation of this Agreement, we may terminate all of your rights, and our obligations, hereunder, in addition to exercising any other remedies we may have. These remedies are in addition to all other remedies and rights of ours hereunder or under applicable law, including termination.

8. COMPUTER HARDWARE AND SOFTWARE SYSTEMS

        8.1. USE AND MAINTENANCE. Since the effective and efficient operation of a Rubio's Store is closely connected with the use and maintenance of appropriate computer hardware and software systems as specified by us, with direct interconnection to (and access by) our computer hardware and software systems, you must purchase, use, maintain and update computer and other systems (including point-of-sale, back-office and other systems) and software programs which meet our specifications as they evolve over time and which, in some cases, may only be available through us and/or Rubio's Affiliates. You must maintain your systems on-line to provide full access for computer systems used by us and you must promptly update and otherwise change your computer hardware and software systems as we require from time to time, at your expense. In addition, you may install additional software/hardware on your in-store computer system only if it has been pre-approved and tested for compatibility by us. We may charge you a fee for this testing and certification. You'll pay all amounts charged by any supplier or licensor (which may be us or a Rubio's Affiliate) of the systems and programs used by you, including charges for use, maintenance, support and/or update of these systems or programs.

        Neither we nor any supplier designated by us or otherwise will have any liability and/or obligation (and neither you, nor any Affiliate of yours, will make any claims) with respect to, any failures, errors or otherwise, of or by (and/or any loss, damage, liability, expense or otherwise caused by or related to) any computer systems, software, hardware or otherwise, whether or not provided and/or specified by us, any Rubio's Affiliate and/or any supplier.

        8.2. RUBIO'S RESTAURANT INFORMATION SYSTEM TECHNICAL SUPPORT FEE. On signing this Agreement, and by January 2 of each year during its term, you will pay us a non-refundable Rubio's Restaurant Information System ("RRIS") Technical Support Fee, pro-rated for any period of less than 12 months, to compensate us for access to our RRIS Technical Support. As of the date of this Agreement, the annual RRIS Technical Support Fee is $1,800. We may adjust this fee on an annual basis to cover the RRIS Technical Support costs we expect to incur in that year. This fee entitles you to 16 hour per day/7 days per week support (only level 1 calls outside of normal corporate office hours) for the RRIS, which currently includes software for the POS system, Back Office System, Communications/Polling, and menu administration for POS and Back Office Systems, but may be changed by us (including deletion/addition/modification of features, benefits or otherwise) in the future in the exercise of our reasonable business judgment. We reserve the right to increase the Fee if the supported call volume exceeds normal industry standards. Appropriate lead time and notification must be given for all menu requests to RRIS Technical Support and no menu requests will be executed that do not follow the documented lead time and submission process. Hardware costs and all software/hardware maintenance fees and costs are in addition to this fee and will be your sole responsibility. If, in our reasonable judgment, the support required by you is beyond that appropriate for such fee, we may terminate all such support (and such fee) and/or increase this fee to a level reasonably appropriate to the service and benefits to be provided.

9. MODIFICATIONS OF THE SYSTEM

        9.1. We shall be entitled from time to time, in the exercise of our reasonable business judgment, to change or modify the System, including modifications to the Manuals, the menu and menu formats, the Designated Equipment, the signage, the building and exterior areas of your Rubio's Store (including the Trade Dress, decor and color schemes), the presentation of the Marks, the adoption of new administrative forms and methods of reporting and of payment of any monies owed to us and the adoption and use of new or modified Marks or copyrighted materials. You shall accept and use or display in your Rubio's Store any such changes or modifications in the System as if they were a part of the System at the time this Agreement was executed, and you will make such expenditures as the changes or modifications in the System may reasonably require.

        9.2. Within 30 days after receipt of written notice from us, you shall begin selling any newly authorized menu items and cease selling any menu items that are no longer authorized. All food, beverage and merchandise items authorized for sale at your Rubio's Store shall be offered for sale under the specific name designated by us. If you have a suggestion for a new menu item or for a change to an authorized menu item or you desire to participate in a test market program, you must provide us written notice, and obtain our written consent, prior to implementation. You shall purchase any additional equipment and smallwares as we deem reasonably necessary in connection with new menu items. If we require you to begin offering a new menu item which requires the purchase of additional equipment, a reasonable period of time, as determined in the exercise of our reasonable business judgment, shall be provided for the financing, purchase and installation of any such equipment before such new menu items must be offered for sale at your Rubio's Store.

        9.3. Extensive structural changes, major remodeling and renovations and substantial modifications to existing equipment and improvements to modernize and conform your Rubio's Store to the image of the System for new franchised and company restaurants shall be required at our request (but not more often than every 5 years). Capital expenses necessary for the repair and maintenance of your Rubio's Store are not subject to the time limitations described in the preceding sentence. Within 60 days after your receipt of our written notice regarding the required modernization, you shall prepare and complete drawings and plans for the required modernization. These drawings and plans must be submitted to, and their use approved by, us prior to the commencement of work. You shall complete the required modernization within the time reasonably specified by us in our written notice.

        9.4. We shall have the right, in the exercise of our reasonable business judgment, to waive, defer or permit variations from the standards of the System or the applicable agreement to any franchisee or prospective franchisee based on the peculiarities of a particular site, existing building configuration or circumstance, density of population, business potential, trade area population or any other condition or circumstances. We shall have the right, in the exercise of our reasonable business judgment, to deny any such request we believe would not be in the best interests of the System.

        9.5. If you develop any new concepts, processes or improvements relating to the System, whether or not pursuant to an test we authorize, you promptly shall notify us and provide us with all information regarding the new concept, process or improvement, all of which shall become our property and which may be incorporated into the System without any payment to you. You, at your expense, promptly shall take all actions deemed necessary or desirable by us to vest in us ownership of such concepts, processes or improvements.

10. TRAINING AND GUIDANCE

        10.1. TRAINING. We'll furnish to you (or a managing partner or owner of yours consented to by us), and the initial Rubio's Store manager appointed by you in accordance with this Agreement, an initial training program covering the operation of a Rubio's Store. We'll furnish the initial training program at a time and place, and for such period, as we designate in the exercise of our reasonable business judgment (we're currently requiring approximately 25 days of pre-opening training.) If you've been previously trained or if an Affiliate of yours is an operator of a Rubio's Store in Good Standing, we may elect to not provide training or may provide a revised/shortened training program. You (or a managing partner or owner of yours consented to by us) and/or the initial Rubio's Store manager appointed by you must each attend and complete such training program to our satisfaction (in the exercise of our reasonable business judgment) before beginning operation of your Rubio's Store. Each manager of your Rubio's Store must have successfully completed all training required by us. We may charge a reasonable fee for training of subsequent managers. We can require successful completion of training by all of your supervisory personnel and we'll furnish such training program at reasonable charges and at such times and places as we designate.

        If Franchisee is a business entity, Franchisee's chief executive officer, operating partner or similar individual must successfully complete such portion of the initial training (and any subsequent refresher or other training) as we designate from time to time. (We currently require a minimum of 5 days training for such individual.)

        If we, in the exercise of our reasonable business judgment, determine that you (or a managing partner or owner of yours consented to by us) have not successfully completed (or are not making satisfactory progress in) the initial training, we may cancel all of your rights (and all of our obligations) under this Agreement and/or any other agreements with you and return the New Store Opening Fee (less $12,500 to cover our sales, training and other expenses, among other things) to you, and you will return all Manuals and you (and each Affiliate of yours) will execute documentation providing for a General Release, and we will provide you with a similar release, except that your indemnity, noncompetition and confidentiality obligations, and the dispute resolution provisions of this Agreement, including those of Sections 15, 19.5. and 21, will continue in force and effect. Since the possibility of such termination exists, you understand that if you make any investments or sign any documents prior to completion of training, you are at risk. Alternatively, we can (in the exercise of our reasonable business judgment) require you to hire a substitute manager and arrange for him/her to complete the training program to our satisfaction.

        If, whether as a result of observations, test results or otherwise during the initial training or thereafter (including during operation of your Rubio's Store) we determine, in the exercise of our reasonable business judgment, that it's appropriate, we can require that you (or a managing partner or owner of yours consented to by us) and/or a manager appointed by you, at your sole cost, re-attend and successfully complete training.

        You (or a managing partner or owner of your consented to by us) and your supervisory personnel must attend additional and/or refresher training programs (if we designate them as mandatory) conducted at location(s) specified by us, including national and regional conferences, conventions and meetings, and your other employees may be required to attend mandatory training programs presented by us at your Rubio's Store. You and your managers and employees may attend any additional training programs offered by us from time to time which we designate as optional. We may charge a fee for any optional training programs. You'll be responsible for all travel, living, incidental and other expenses and compensation of you and your personnel attending any training program.

        10.2. ANNUAL IN-PERSON REVIEW. Once each year, at a time designated by us, you and your director of operations/manager will, at your expense, meet with our representatives at our headquarters or another location designated by us for the purpose of discussing and reviewing your Rubio's Store's operations, status, financial performance and other matters.

        10.3. OUR INSPECTIONS. We and/or our agents will have the right, at any time during business hours, and without prior notice to you, to: (A) inspect the Premises, the Designated Equipment and other equipment, furniture, fixtures, signs, operating materials and supplies; (B) observe, photograph and video tape (or otherwise record) the operations of your Rubio's Store for such periods as we deem necessary or advisable; (C) remove samples of any items for testing and analysis without paying for the samples; (D) interview personnel of your Rubio's Store; (E) interview customers of your Rubio's Store; (F) inspect, and/or conduct, supervise or observe a physical count of, the inventory and assets of your Rubio's Store; and (G) inspect and copy any books, records, documents or otherwise relating to your Rubio's Store. You'll cooperate fully with us in connection with such matters. You'll present to your customers such evaluation forms as are periodically prescribed by us and will participate and/or request your customers to participate in any surveys performed by or on behalf of us.

        10.4. GUIDANCE AND ASSISTANCE. We'll furnish guidance to you with respect to: (A) specifications, standards and operating procedures utilized by Rubio's Stores, including any modifications; (B) purchasing approved equipment, fixtures, signs, inventory, operating materials and supplies; (C) developing and implementing local advertising and promotional programs; (D) administrative, bookkeeping, accounting, inventory control and general operating and management procedures; and (E) establishing and conducting employee training programs at your Rubio's Store. This guidance can, in the exercise of our reasonable business judgment, be furnished in the Manuals, bulletins, written reports and recommendations, other written materials, refresher training programs and/or telephonic consultations or consultations at our offices or at your Rubio's Store. You'll follow and comply with this guidance.

        10.5. MANUALS. During the term of the Franchise, we will loan you (or allow you electronic or other access to) one copy of the Manuals, containing mandatory and suggested specifications, standards and operating procedures prescribed from time to time by us for a Rubio's Store and information relative to your obligations under this Agreement. We can, in the exercise of our reasonable business judgment, modify any aspect of the Manuals, or specifications, standards, policies and procedures of Rubio's Stores, to, among other things, specify brands, types and/or models of equipment which must be used by you in the operation of your Rubio's Store, to specify changes in the Products and Services used and/or offered by you, and/or to specify changes in the decor, format, image, products, services, operations or otherwise of a Rubio's Store.

        You'll promptly and continuously comply, at your sole expense, with all provisions of, and additions/deletions/changes to, the Manuals. You have no expectation that the Manuals will not be changed over time and you and we, in fact, anticipate that such changes will take place, in response to competitive challenges, commercial opportunities and otherwise. You'll keep your copy of the Manuals current by immediately inserting all modified pages and (at our option) destroying or returning to us all superseded material. Any such additions/deletions/changes will take precedence over all prior communications and in the event of a dispute, the master Manuals maintained at our office shall control. The provisions of the Manuals as modified from time to time by us and communicated to you constitute provisions of this Agreement and are binding upon you. The Manuals contain proprietary information of ours and you agree to keep the Manuals and information contained therein confidential at all times during and after the term of this Agreement.

11. YOUR RUBIO'S STORE -- IMAGE AND OPERATION

        Products sold and Services performed under the Marks have a reputation for quality. This reputation has been developed and maintained by us, and it is of the utmost importance to you, us and all other of our franchisees/licensees that this reputation be maintained. In recognition of the mutual benefits that come from maintaining the reputation for quality enjoyed by the System, you covenant and agree, with respect to the operation of your Rubio's Store and the Products and Services provided in connection with your Rubio's Store, that you and your employees shall comply with all of the requirements of the System as set forth in the Manuals or otherwise, and you additionally shall comply with the following:

        11.1. UPKEEP OF YOUR RUBIO'S STORE. You shall constantly maintain and continuously operate your Rubio's Store and all furniture, fixtures, equipment, furnishings, floor coverings, interior and exterior signage, the building interior and exterior, interior and exterior lighting, landscaping and parking lot surfaces in first-class condition and repair in accordance with the requirements of the System, including all ongoing necessary remodeling, redecorating, refurbishing and repairs. In addition, you shall promptly and diligently perform all necessary maintenance, repairs and replacements to your Rubio's Store as we may prescribe from time to time including periodic interior and exterior painting; resurfacing of the parking lot; roof repairs; and replacement of obsolete or worn out signage, floor coverings, furnishings, equipment and decor.

        You shall not make any material alterations to your Rubio's Store that affect operations or the image of the System without our prior written approval. You acknowledge and agree that the requirements of this Section are both reasonable and necessary to ensure continued public acceptance and patronage of Rubio's Stores, to assist your Rubio's Store to compete effectively in the marketplace and to avoid deterioration of your Rubio's Store.

        11.2. MAXIMUM OPERATION OF YOUR RUBIO'S STORE. During the term of this Agreement, you shall use the Premises solely for the operation of your Rubio's Store and you shall maintain sufficient inventories, adequately staff each shift with qualified employees and continuously operate your Rubio's Store at its maximum capacity and efficiency for the minimum number of days and hours set forth in the Manuals (subject to the requirements of local laws and licensing requirements). You shall immediately resolve any customer complaints regarding the quality of food or beverages, service and/or cleanliness of your Rubio's Store or any similar complaints. When any customer complaints cannot be immediately resolved, you shall use best efforts to resolve the customer complaints as soon as practical and shall, whenever feasible, give the customer the benefit of the doubt.

        11.3. DESIGNATED EQUIPMENT, PRODUCTS AND/OR SUPPLIERS. We've already specified, and plan to specify in the future, various suppliers of Designated Equipment, Products and/or Services to be used or provided by Rubio's Stores and that meet our standards and requirements, in each case in the exercise of our reasonable business judgment. Your Rubio's Store will purchase, use and offer each of, and only, such types, brands and/or quality of Designated Equipment, menu items, and other Products and Services as we designate and, where we so require, use only suppliers as designated by us. Designated suppliers may include, and may be limited to, us and/or companies affiliated with us. We may designate a single supplier or limited number of suppliers, may designate a supplier only as to certain items and may concentrate purchases with one or more suppliers to obtain lower prices, advertising support and/or other benefits in the exercise of our reasonable business judgment. Specification of a supplier may be conditioned on requirements relating to frequency of delivery, standards of service, including prompt attention to complaints, as well as payments, contributions or other consideration to us, Rubio's Affiliates, the Marketing Fund and/or otherwise, or other criteria, and may be temporary, pending a further evaluation of such supplier by us, in each case in the exercise of our reasonable business judgment.

        In particular, and without limiting the foregoing, all beverages, food products and paper goods served, and/or used, in or from your Rubio's Store, all suppliers thereof, and all menu items (including the specific recipes for these items) must be only those approved by us, in the exercise of our reasonable business judgment.

        You'll notify us in writing (and submit to us such information, recipes, specifications, and samples as we request) if you propose to purchase, use or offer any type, brand and/or quality of items that have not been previously specified by us, or if you propose to use any supplier who has not been previously specified by us for the proposed item and will arrange for pre-payment of reasonable charges connected with our review and evaluation of any proposal. We'll notify you within a reasonable time whether or not you're authorized to purchase or use the proposed type, brand and/or model of such items or to deal with the proposed supplier. We may, from time to time, withhold, condition and/or revoke our approval of particular items or suppliers in the exercise of our reasonable business judgment. On receipt of written notice of revocation, you must immediately cease to sell or use any disapproved items and cease to deal with or use items from any such suppliers.

        11.4. SPECIFICATIONS, STANDARDS AND OPERATING PROCEDURES. You agree to operate your Rubio's Store, and use the Marks, in prompt, continuous and full compliance with the System and the Manuals, as each is modified by us from time to time. In particular, you'll promptly comply with all of our ongoing requirements, standards and operating procedures relating to the operation, appearance, function, cleanliness, menu, products, ingredients, and otherwise of a Rubio's Store (including, without limitation, use of specified equipment, products, services, programs and computer hardware and software), and with our other requirements for a Rubio's Store, as they may be developed or changed by us from time to time. You'll purchase, use and offer each of the systems, services, equipment and products designated by us and, where we so require, use only suppliers specified by us and will not use or offer any systems, services, equipment, products or suppliers not specified by us. Mandatory specifications, standards and operating procedures prescribed from time to time by us in the Manuals, or otherwise communicated to you in writing, electronically or otherwise, will constitute provisions of this Agreement as if fully set forth herein. All references to this Agreement include all such mandatory specifications, standards and operating procedures.

        11.5. COMPLIANCE WITH LAWS AND ETHICAL BUSINESS PRACTICES. You'll secure and maintain in force, in your name, all required licenses, permits and certificates relating to the operation of your Rubio's Store. You'll operate your Rubio's Store in full compliance with all applicable laws, ordinances and regulations, including, without limitation, laws relating to health regulations, immigration and discrimination, worker's compensation insurance, unemployment insurance, and withholding and payment of income taxes, social security taxes and sales taxes. We make no representations or assurances as to what (if any) licenses, permits, authorizations or otherwise may be required in connection with your establishment or operation of your Rubio's Store and it's your sole responsibility to determine what licenses, permits, authorizations or otherwise are required and to obtain them, all at your sole cost. All advertising by you will be completely factual, in good taste in the exercise of our reasonable business judgment, and will conform to high standards of ethical advertising. You will, in all dealings with your customers, suppliers and public officials, adhere to high standards of honesty, integrity, fair dealing and ethical conduct, in each case above and beyond merely legal requirements. You'll refrain from any business or advertising practice which may be injurious to our business and the goodwill associated with the Marks and other Rubio's Stores. You'll notify us in writing within 5 days of the commencement of any action, suit, or proceeding, and of the issuance of any order, writ, injunction, award, or decree of any court, agency, or other governmental instrumentality, which relates to, or which may affect the operation or financial condition of, you and/or your Rubio's Store.

        11.6. MANAGEMENT AND PERSONNEL. Your Rubio's Store must be personally managed on a full-time basis by a person who has successfully completed all training required by us and meets all of our other then-current standards. Although we don't require it, we strongly recommend that you personally manage your Rubio's Store on an "on-premises" basis: absentee ownership is not recommended by us and exposes you to a greater risk of failure than if you are personally involved, on a full time basis, in the on-site daily management of your Rubio's Store. Training for the first Rubio's Store manager is included in the New Store Opening Fee but you'll be responsible for all travel, meals, lodging and similar costs for all persons attending training and we may charge a reasonable training fee for training subsequent Rubio's Store managers. You'll keep us advised of the identities of the manager and other supervisors of your Rubio's Store, and we'll have the right to deal with the manager on matters pertaining to day-to-day operations of, and reporting requirements for, your Rubio's Store. We reserve the right to review any agreements between you and your manager and to require the manager to sign confidentiality, noncompetition and other agreements acceptable to us. We strongly recommend, but do not require, that the manager of your Rubio's Store have a profit participation in your Rubio's Store. You'll hire all employees of your Rubio's Store and will be solely responsible for their supervision and possible termination, the terms of their employment and compensation and for the proper training of such employees in the operation of your Rubio's Store. You'll establish and maintain at your Rubio's Store an ongoing training program, meeting our standards, for new and continuing employees.

        11.7. SIGNS AND LOGOS. Subject to local ordinances, you shall prominently display in and upon the land and buildings of the Premises interior and exterior signs and logos using the name "RUBIO'S," and those other names, marks, advertising signs and logos, of such nature, form, color, number, location and size, and containing that material as we may from time to time direct. You shall not display in or upon the Premises any sign, logo or advertising media of any kind to which we object.

        11.8. INSURANCE. You'll maintain in force insurance policies issued by carriers approved by us covering various risks, as specified by us from time to time, including (but not limited to) the following: (A) comprehensive general liability insurance against claims for bodily and personal injury, death and property damage caused by, or occurring in conjunction with, your Rubio's Store, under one or more policies of insurance containing minimum liability coverage prescribed by us from time to time; (B) all risk property and casualty insurance for the replacement value of your Rubio's Store and all associated items (including, but not limited to, leasehold improvements, furniture, fixtures, equipment, signs, inventory, supplies, and materials); and (C) business interruption insurance providing for continued payment of all amounts due (or to become due) us and/or any Rubio's Affiliate under this Agreement or otherwise.

        We may periodically specify the types and amounts of coverage required under such insurance policies and require different and/or additional kinds of insurance at any time, including excess liability insurance. Each insurance policy must name us as an additional insured, will contain a waiver of all subrogation rights against us, Rubio's Affiliates and any successors and assigns, and will provide for 30 days' prior written notice to us of any material modifications, cancellation, or expiration of such policies.

        On request by us, you'll furnish us with: (1) a copy of each renewal or replacement insurance policy to be maintained by you for the immediately following term; and (2) evidence of pre-payment of the premium and proof of coverage. If you fail to maintain required insurance coverage, or to furnish satisfactory evidence thereof and the payment of the premiums therefor, we, in addition to our other rights and remedies hereunder, may (but aren't required to) obtain such insurance coverage on your behalf and you'll fully cooperate with us in our efforts to obtain the insurance policies, promptly execute all forms or instruments required, allow any required inspections of your Rubio's Store, and pay to us, on demand, any costs and premiums incurred by us.

        Your obligations to maintain insurance coverage will not be affected by reason of any separate insurance maintained by us, nor will the maintenance of such insurance relieve you of any obligations under this Agreement or otherwise. You acknowledge that no requirement for insurance contained in this Agreement constitutes advice or a representation by us that only such policies, in such amounts, are necessary to protect you from losses in connection with your business under this Agreement. Maintenance of this insurance, and your performance of your obligations under this Section, shall not relieve you of liability under the indemnification provisions of this Agreement.

        11.9. PROGRAM PARTICIPATION. We may condition your participation in any program, whether with suppliers, referral sources or otherwise (including, but not limited to, any program involving payments from third party suppliers), as we determine, including, but not limited to, our requiring you to be in compliance with such standards and qualifications as we designate and/or you (and each Affiliate of yours) being a Rubio's franchisee in Good Standing and not in default under this, or any other, agreement with us and/or any Rubio's Affiliate.

        11.10. 800 NUMBER, SECRET SHOPPERS. In order to (among other things) maintain and enhance the goodwill associated with the Marks and each Rubio's Store, we may institute various programs for verifying customer satisfaction and/or your compliance with all operational and other aspects of the System, including (but not limited to) an 800 number, secret shoppers or otherwise. We will share the results of such programs, as they pertain to your Rubio's Store, with you. You will reimburse us for all costs associated with any and all such programs. We may fund any or all fees, costs, expenses, etc. related to such programs from the Marketing Fund.

12. MARKS

        12.1. GOODWILL AND OWNERSHIP OF MARKS. Your right to use the Marks is derived solely from this Agreement and is limited to the operation of a single Rubio's Store at the Premises in compliance with this Agreement and all applicable standards, specifications and procedures prescribed by us. You'll use the Marks only as expressly authorized by us. You won't oppose, or engage in any acts or omissions inconsistent with, our rights in and to the Marks. Any unauthorized use of the Marks by you is a breach of this Agreement and an infringement of our rights in and to the Marks. This Agreement, and your operation of your Rubio's Store, does not confer any goodwill or other interests in the Marks on you (other than the right to operate your Rubio's Store in compliance with this Agreement), all goodwill (whether relating to the Marks or otherwise) and such interests belonging exclusively to us. All provisions of this Agreement applicable to the Marks will apply to any other trademarks, service marks and commercial symbols whenever authorized for use by, and licensed to, you by us. Any marks or other forms of identification developed by us in the future will remain our property and you will have no rights in or to them but we may require you to use them as we direct. You agree that if you breach any obligation regarding the Marks, we would have no adequate remedy at law and that we will be entitled to equitable relief with respect to any such breach. Your rights to the Marks are non-exclusive, are only as set forth in this Agreement, and we retain the sole right to grant other licenses for the Marks (in addition to those already granted) and to establish and/or become involved with other, similar and/or related businesses and to grant them rights with respect to the Marks without providing you with any rights.

        12.2. LIMITATIONS AND USE OF MARKS. Unless we direct or consent (in writing) otherwise, you will use the Marks as the sole identification in connection with your Rubio's Store, provided that you'll identify yourself as the independent owner of your Rubio's Store as prescribed by us. You'll not use any Mark as part of any corporate or trade name or as your primary business name or with any prefix, suffix, or other modifying words, terms, designs, or symbols, or in any modified form. (For example, you wouldn't use "Rubio's of Alabama, Inc." or "Smith's Rubio's.") You won't use any Mark in connection with the performance or sale of any unauthorized services or products or at any location or in any other manner not expressly authorized in writing by us. The use of any geographic or other designation in connection with the Marks will be only as permitted by us, you will have no exclusive or other rights with regard to any geographic or other designation and you will not take any action inhibiting or otherwise affecting the use of the Marks by any Rubio's franchisee or anyone else, unless expressly authorized by us in writing. You'll display the Marks prominently as we require (including copyright, trademark and other notices) at your Rubio's Store and in connection with advertising and marketing materials and you won't use any of the Marks so as to negatively affect the goodwill associated with the Marks. You won't provide any goods or services from your Rubio's Store or otherwise under any identification or trade name, other than the Marks. You'll give such trademark and other notices (including notices of independent ownership) as we direct and will, at your expense, obtain fictitious or assumed name registrations as may be required under law. You'll sign such documents and act as required by us from time to time to protect our interests in the Marks and you won't take any action, or omit to take an action, so as to jeopardize our interests or their validity or enforceability of the Marks.

        12.3. NOTIFICATION OF INFRINGEMENTS AND CLAIMS. You'll immediately notify us of any apparent or actual infringement of, or challenge to, your use of any Mark, or any claim by any person of any rights in any Mark, and you won't communicate with anyone other than us and our counsel in connection with any such matter. We'll have sole discretion to take such action as we deem appropriate in connection with such (or any related) matters, and the right to control exclusively any settlement, litigation or Patent and Trademark Office or other proceeding arising out of or related to any such matters or otherwise relating to any Mark. You'll execute any and all instruments and documents, render such assistance, and do such acts and things as may, in our opinion, be advisable to protect and maintain our interests in any litigation or other proceeding or to otherwise protect and maintain our interests in the Marks.

        12.4. DISCONTINUANCE OF USE OF MARKS. If it becomes advisable at any time in the exercise of our reasonable business judgment for you to modify or discontinue the use of any of the Marks or use one or more additional or substitute trademarks or service marks, you will promptly comply (at your sole expense) with our directions to modify or otherwise discontinue the use of such Marks, or use one or more additional or substitute trademarks or service marks, including (but not limited to) replacement of all signage, etc. We won't have any liability or obligation (whether of defense, indemnity, expense reimbursement or otherwise) to you, and you agree to make no claim, for, or in connection with, any modification, discontinuance or otherwise, and/or any dispute regarding the Marks and/or your and/or our rights in or to them. We make no guarantee that a modification, discontinuance or otherwise may not be required, whether as a result of expiration, termination or limitation of our rights to the Marks or otherwise.

        You understand that there is always a possibility that there might be one or more businesses, similar to the business covered by the Franchise, operating in or near the area(s) where you may do business or otherwise, using a name and/or marks similar to ours and with superior rights to such name and/or marks as a result of prior use or otherwise. We strongly urge you to research this possibility, using telephone directories, local filings and other means, prior to your signing this Agreement, any other documents, expending or paying any sums or making any commitments and you understand that if you fail to do so, you're at risk.

13. ORGANIZATION OF FRANCHISEE

        13.1. REPRESENTATIONS. If Franchisee is a corporation, a limited liability company or a partnership, you make the following representations and warranties: (A) you are duly organized and validly existing under the laws of the state of your formation; (B) you are qualified to do business in the state in which the Premises are located; (C) execution of this Agreement and the development and operation of your Rubio's Store is permitted by your governing documents; and (D) unless otherwise approved by us in writing, your Articles of Incorporation, Articles of Organization or written partnership agreement shall at all times provide that your activities are limited exclusively to the development and operation of Rubio's Stores.

        13.2. GOVERNING DOCUMENTS. If Franchisee is a corporation, a limited liability company or a partnership, copies of all of Franchisee's governing documents (e.g., Articles of Incorporation/Organization, partnership agreement, etc.) have been furnished to us. When any of these governing documents are modified or changed, you promptly shall provide copies to us.

        13.3. OWNERSHIP INTERESTS. If Franchisee is a corporation, a limited liability company or a partnership, you have provided to us a list of the name, address and ownership interest held by each person or entity with a legal or beneficial ownership interest in you ("Ownership List"). You shall comply with
Section 14.2. prior to any change in ownership interests and shall provide us an updated Ownership List as changes occur in order to ensure that the Ownership List provided to us is true, accurate and complete at all times. The requirements of this Section 13.3 shall apply only to your Control Group (defined in Section 13.5.) if, as of the date of the first franchise-related agreement between Franchisee and us, Franchisee was a publicly-held entity (i.e., an entity that has a class of securities traded on a recognized securities exchange or quoted on the inter-dealer quotation sheets known as the "pink sheets.").

        13.4. RESTRICTIVE LEGEND. If Franchisee is a corporation, you shall maintain stop-transfer instructions against the transfer on your records of any voting securities. If Franchisee is a corporation, a limited liability company or a partnership, each stock or membership certificate shall provide that any assignment or transfer of ownership interests is subject to the restrictions imposed by this Agreement and the Franchise Agreement(s) we and you will enter.

        13.5. CONTROL GROUP. If Franchisee is a corporation, a limited liability company or a partnership, Exhibit 1 lists those persons who we and you have designated as your "Control Group" who, at all times, shall own at least 51% of all legal and beneficial ownership interests in you. In the event of any change in the Control Group or in the ownership interests of any member of the Control Group, you shall timely provide us written notice of the change.

        13.6. GUARANTEES. All members of the Control Group shall jointly and severally guarantee payment and performance under this Agreement and shall bind themselves to the terms of this Agreement pursuant to the attached Guarantee and Assumption of Franchisee's Obligations ("Guarantee"). Unless Franchisee is a publicly-held entity, all of your executive officers and holders of a legal or beneficial interest of 10% or more ("10% Owners") also shall bind themselves to the terms of this Agreement pursuant to the attached Guarantee. Notwithstanding the foregoing, we reserve the right, in the exercise of our reasonable business judgment, to waive the requirement that some or all of the previously described individuals execute the attached Guarantee. We also reserve the right to require any guarantor to provide personal financial statements to us from time to time.

        13.7. AUTHORIZED AGENT. Franchisee shall designate and retain an individual to serve as your Authorized Agent to act on your behalf and to make any and all commitments on your behalf. The Authorized Agent, as of the date if this Agreement, is identified in Exhibit 1. We may deal exclusively with the Authorized Agent on all matters pertaining to this Agreement until we receive written notice from you of the appointment of a new Authorized Agent who we have approved. The Authorized Agent shall meet all of the following qualifications:

                A. The Authorized Agent, at all times, shall have an equity ownership interest in you unless you were a publicly-held entity or a wholly-owned subsidiary of a publicly-held entity as of the date of the first franchise-related agreement between you and us.

                B. The Authorized Agent, at all times, shall be a member of the Control Group and have full control over the day-to-day operation of the your Rubio's Store.

                C. The Authorized Agent shall devote best efforts to supervising the operation of your Rubio's Stores.

                D. The Authorized Agent shall be responsible to ensure that your Rubio's Store is staffed at all times by an individual(s) that have successfully completed our training program and will ensure that those individuals maintain a certified trained status and will obtain additional or remedial training as we may require.

        If the Authorized Agent no longer meets these qualifications, you shall designate another person to act as Authorized Agent within 30 days of the date of failing to remain qualified.

14. TRANSFERABILITY OF INTEREST

        14.1. TRANSFERS BY US. We have the absolute, unrestricted right, exercisable at any time, to transfer and assign all or any part of our rights and obligations under this Agreement to any person or legal entity without your consent. If we transfer this Agreement, or any and/or all of our rights and/or obligations under it, all our past, current and future obligations to you will cease and be forever extinguished. We also have the right, from time to time, to delegate the performance of any portion or all of our obligations and duties under this Agreement to designees, whether affiliates, agents or independent contractors with whom we have contracted to provide this service.

        You expressly recognize that we, without your consent, may sell our assets, the Marks or the System outright to a third party; may merge, acquire other corporations or entities, or be acquired by another corporation or other entity; may undertake a refinancing, recapitalization, leveraged buy-out or other economic or financial restructuring; and, with regard to any or all of the above sales, assignments and dispositions, you expressly and specifically waive any claims, demands or damages regarding the loss of the Marks (or any variation) and/or the loss of association with or identification of us as the franchisor under this Agreement.

        14.2. TRANSFERS BY YOU.

                A. You understand and acknowledge that the rights and duties set forth in this Agreement are personal to you and that we have entered into this Agreement in reliance on your business skill, financial capacity, personal character, experience and demonstrated or purported ability in developing and operating high quality foodservice operations. Accordingly, neither you nor any immediate or remote successor to any part of your interest in this Agreement, nor any individual, partnership, corporation or other legal entity which directly or indirectly controls you shall sell, assign, transfer, convey, give away, pledge, mortgage, or otherwise encumber any interest in you, this Agreement or any other assets pertaining to your operations under this Agreement (collectively "Transfer") without our prior written consent.

        Except as otherwise provided in this Agreement, any purported Transfer, by operation of law or otherwise, not having our prior written consent shall be null and void and shall constitute a material breach of this Agreement, for which we may terminate this Agreement without providing you an opportunity to cure the breach.

                B. You shall advise us in writing of any proposed Transfer, submit (or cause the proposed transferee to submit) a franchise application for the proposed transferee, and submit a copy of all contracts and all other agreements or proposals, and all other information requested by us, relating to the proposed Transfer. If we do not exercise our right of first refusal, the decision as to whether or not to approve a proposed Transfer shall be made by us in the exercise of our reasonable business judgment and shall include numerous factors deemed relevant by us. These factors may include, but will not be limited to, the following:

                        (1) The proposed transferee (and if the proposed transferee is other than an individual, such owners of an interest in the proposed transferee as we may request) must demonstrate that it has extensive experience in high quality restaurant operations of a character and complexity similar to Rubio's Stores; meets the managerial, operational, experience, quality, character and business standards for a franchisee promulgated by us from time to time; possesses a good character, business reputation and credit rating; has an organization whose management culture is compatible with our management culture; and has adequate financial resources and working capital to meet the obligations under this Agreement.

                        (2) The sales price shall not be so high, in our reasonable judgment, as to jeopardize the ability of the transferee to develop, maintain, operate and promote the Rubio's Store and meet financial obligations to us, third party suppliers and creditors. Our decision with respect to a proposed Transfer shall not create any liability on our part: (a) to the transferee, if we approves the Transfer and the transferee experiences financial difficulties; or (b) to the transferor or the proposed transferee, if we disapprove the Transfer pursuant to this Section 14.2.B.(2) or for other legitimate business reasons. We have the right, in the exercise of our reasonable business judgment and without any liability to the transferor or the proposed transferee, to communicate and counsel with the transferor and the proposed transferee regarding any aspect of the proposed Transfer.

                        (3) All of your accrued monetary obligations to us and Rubio's Affiliates (whether arising under this Agreement or otherwise) and all other outstanding obligations related to the Rubio's Store (including, but not limited to, bills from suppliers, taxes, judgments and any required governmental reports, returns, affidavits or bonds) have been satisfied or, in our reasonable judgment, adequately provided for. We reserve the right to require that a reasonable sum of money be placed in escrow to ensure that all of these obligations are satisfied.

                        (4) You are not then in material default of any provision of this Agreement or any other agreement between you and us and/or Rubio's Affiliates, are not in default beyond the applicable cure period under any real estate lease, equipment lease or financing instrument relating to the Rubio's Store and are not in default beyond the applicable cure period with any vendor or supplier to the Rubio's Store.

                        (5) You and all guarantors of your obligations to us execute a General Release.

                C. If we approve a proposed Transfer, prior to the Transfer becoming effective:

                        (1) The transferor shall pay us a nonrefundable Transfer fee in an amount not to exceed $5,000 in connection with our review of the Transfer application.

                        (2) You and the proposed transferee shall execute, as directed by us, either an assignment agreement and any amendments to this Agreement deemed necessary or desirable by us to reflect the Transfer or our then-current standard form of franchise agreement for a term ending on the expiration of the Initial Term. In either event, a guarantee of the type required by Section 13.6. shall be executed by those individuals identified in
Section 13.6. with an interest in the proposed transferee.

                        (3) The transferor shall remain liable for all obligations to us incurred before the date of the Transfer and shall execute any and all instruments reasonably requested by us to evidence that liability.

                D. If you are an individual or a partnership and desire to Transfer this Agreement to a corporation (or limited liability company) formed for the convenience of ownership, the requirements of

Section 14.2.B. shall apply to such a Transfer, however, you will not be required to pay a Transfer fee. Notwithstanding such a Transfer, the individual or individuals that comprise Franchisee shall continue to be jointly and severally bound by, and personally liable for the timely and complete performance and breach of each and every provision of this Agreement. Approval by us also will be conditioned on the following: (1) the corporation (or limited liability company) must be newly organized; (2) prior to the Transfer, we must receive a copy of the documents specified in Section 13.2. and the transferee shall comply with the remaining provisions of Section 13; and (3) you must own all voting securities of the corporation (or membership interests of the limited liability company) or, if you are comprised of more than one individual, each person shall have the same proportionate ownership interest in the corporation (or the limited liability company) as prior to the Transfer.

                E. On your death or permanent disability or, if Franchisee is a corporation, limited liability company or partnership, on the death or permanent disability of the owner of a controlling interest in Franchisee, the executor, administrator, conservator, guardian or other personal representative of such person will Transfer his or her interest in this Agreement and the Franchise, or such interest in Franchisee, to a third party subject to our approval and all of the provisions of this Section 14.2. Such disposition of this Agreement and the Franchise, or such interest in Franchisee (including, without limitation, Transfer by bequest or inheritance), will be completed within a reasonable time, not to exceed 6 months from the date of death or permanent disability and will be subject to all the terms and conditions applicable to Transfers contained in this Section 14.2. Failure to so Transfer the interest in this Agreement and the Franchise, or such interest in Franchisee, within said period of time will constitute a breach of this Agreement. A person shall be deemed to have a "permanent disability" if his personal, active participation in management of the Rubio's Store is for any reason curtailed for a continuous period of 6 months.

                F. Notwithstanding the provisions of Section 14.2.B., the issuance of options or the exercise of options pursuant to a qualified stock option plan or a qualified employee stock ownership plan shall not be considered a Transfer and shall not require our prior written approval; provided no more than a total of 49% of your outstanding voting securities are subject to the qualified stock option plan or qualified employee stock ownership plan.

                G. If you were a publicly-held entity as of the date of the first franchise-related agreement between you and us, Section 14.2.B. shall be applicable to transfers of ownership interests in you only if the proposed Transfer would result in either: (1) 50% or more of your voting securities or membership interests being held by different owners than as of the date of the first franchise-related agreement between you and us or any Rubio's Affiliate; or (2) any change in ownership of your voting securities whereby any existing owner acquires an additional 10% or more of your voting securities or membership interests; or (3) any change in the membership of the Control Group.

                H. Securities or partnership interests in you may be sold, by private or public offering, only with our prior written consent (whether or not our consent is required under any other provision of this Section), which consent shall not be unreasonably withheld. In addition to the requirements of
Section 14.2.B., prior to the time that any public offering or private placement of securities or partnership interests in you are made available to potential investors, you, at your expense, shall deliver to us a copy of the offering documents. You, at your expense, also shall deliver to us an opinion of your legal counsel and an opinion of one other legal counsel selected by us (both of which shall be addressed to us and in a form acceptable to us) that the offering documents properly use the Marks and accurately describe your relationship with us and Rubio's Affiliates. The indemnification provisions of Section 19.5. shall also include any losses or expenses incurred by us and Rubio's Affiliates in connection with any statements made by or on behalf of you in any public offering or private placement of your securities.

                I. If any party holding any interest in you or in this Agreement receives a bona fide offer (as determined by us in our reasonable discretion) from a third party or otherwise desires to undertake any Transfer that would require our approval (other than a Transfer for convenience of ownership pursuant to Section 14.2.D.), it shall notify us in writing of the terms of the proposed Transfer, and shall provide such information and documentation relating to the proposed Transfer as we may reasonably require. We or our designee may elect to purchase the interest that the seller proposes to Transfer any time within 30 days after receipt of written notification, and all documents and other information required by Section 14.2.B. by sending written notice to the seller that we or our designee intend to purchase the seller's interest on the same terms and conditions offered by the third party (except that we or our designee shall not be obligated to pay any finder's or broker's fees). In purchasing the interest, we or our designee shall be entitled to set off any monies owed to us or Rubio's Affiliates by you and we or our designee shall be entitled to all customary representations and warranties that the assets are free and clear (or, if not, accurate and complete disclosure) as to: (1) ownership, condition and title; (2) liens and encumbrances; (3) environmental and hazardous substances; and (4) validity of contracts inuring to the purchaser or affecting the assets, whether contingent or otherwise.

        If the offer you receive involves assets in addition to this Agreement, the Rubio's Store at the Premises and other Rubio's Stores operated by you, the notice to us shall state the cash value of that portion of the offer received by you relating to this Agreement, the Rubio's Store at the Premises and those other Rubio's Stores. If the proposed Transfer provides for payment of consideration other than cash or it involves intangible benefits, we or our designee may elect to purchase the interest proposed to be sold for the reasonable equivalent in cash. If the parties are unable to agree within 30 days on the reasonable equivalent in cash of the non-cash part of the offer received by you, or the cash value of the offer received by you relating to this Agreement, the Rubio's Store at the Premises and other Rubio's Stores operated by you, the amount shall be determined by two professionally certified appraisers, you selecting one and we or our designee selecting one. If the amounts set by the 2 appraisers differ by more than 10%, the 2 appraisers shall select a 3rd professionally certified appraiser who also shall determine the amount. The average value set by the appraisers (whether 2 or 3 appraisers as the case may be) shall be conclusive and we or our designee may exercise the right of first refusal within 30 days after being advised in writing of the decision of the appraisers. The cost of the appraisers shall be shared equally by the parties.

        Our failure to exercise the right of first refusal shall not constitute approval of the proposed Transfer nor a waiver of any other provision of this
Section 14.2. with respect to a proposed Transfer. If we do not exercise the right of first refusal, you may not thereafter Transfer the interest at a lower price or on more favorable terms than those that have been offered to us. We shall again be given a right of first refusal if a transaction does not close within 6 months after we elected not to exercise our right of first refusal. In no event shall you offer the interest for sale or transfer at public auction, nor at any time shall an offer be made to the public to sell, transfer or assign, through any advertisement, either in the newspapers or otherwise, without first having obtained our written approval to the auction or advertisement.

                J. Our consent to any Transfer shall not constitute a waiver of any claims we may have against the transferring party, nor shall it be deemed a waiver of our right to demand exact compliance with any of the terms of this Agreement by the transferee, nor will it be deemed a waiver of our right to give or withhold approval to future Transfers.

15. COVENANTS

        15.1. CONFIDENTIALITY. You acknowledge and agree that we own all right, title and interest in and to the System. You also acknowledge and agree that:
(A) the System consists of trade secrets and confidential and proprietary information and know-how that gives us a competitive advantage; (B) we have taken all measures necessary to protect the trade secrets and the confidentiality of the proprietary information and know-how comprising the System; (C) all material or other information now or hereafter provided or disclosed to you regarding the System is disclosed in confidence; (D) you have no right to disclose any part of the System to anyone who is not your employee;
(E) you will disclose to your employees only those parts of the System that an employee needs to know; (F) you will have a system in place to ensure your employees keep confidential our trade secrets and confidential and proprietary information and, if requested by us, you shall obtain from those of your employees reasonably designated by us an executed confidential disclosure agreement in the form we prescribe; (G) you will not acquire any interest in the System; and (H) the use or duplication of the System or any part of the System in any other business would constitute an unfair method of competition, for which we would be entitled to all legal and equitable remedies, including injunctive relief, without posting a bond.

        You shall not, during the term of this Agreement or at any time thereafter, communicate or disclose any trade secrets or confidential or proprietary information or know-how of the System to any unauthorized person, or do or perform, directly or indirectly, any other acts injurious or prejudicial to the Marks or the System. Any and all information, knowledge, know-how and techniques, including all drawings, materials, equipment, specifications, recipes, techniques and other data that we designate as confidential shall be deemed confidential for purposes of this Agreement.

        15.2. RESTRICTIONS. You acknowledge and agree that: (A) pursuant to this Agreement, you will have access to valuable trade secrets, specialized training and confidential information from us regarding the development, operation, purchasing, sales and marketing methods and techniques of the System; (B) the System and the opportunities, associations and experience established and acquired by you under this Agreement are of substantial and material value; (C) in developing the System, we have made and continue to make substantial investments of time, technical and commercial research and money; (D) we would be unable adequately to protect the System and our trade secrets and confidential and proprietary information against unauthorized use or disclosure and would be unable adequately to encourage a free exchange of ideas and information among Rubio's Stores if franchisees were permitted to hold interests in competitive businesses; and (E) restrictions on your right to hold interests in, or perform services for, competitive businesses will not hinder your activities.

        Accordingly, you covenant and agree that during the term of this Agreement and for a period of 24 months following its expiration or earlier termination, you shall not, either directly or indirectly, for yourself, or through, on behalf of, or in conjunction with, any person, firm, partnership, corporation, or other entity, own, maintain, operate, engage in, advise, help, make loans to, or have any interest in, either directly or indirectly, any: (1) quick casual or quick service Mexican-themed restaurant; or (2) any restaurant at which fish tacos comprise more than 10% of sales. During the term of this Agreement, there is no geographical limitation on this restriction. Following the expiration or earlier termination of the term of this Agreement, this restriction shall apply at the Premises and within a 10 mile radius of the Premises, except as we otherwise approve in writing. This restriction shall not apply to your existing restaurant operations, if any, which are identified in
Exhibit 1.

        If any part of these restrictions is found to be unreasonable in time or distance, each month of time or mile of distance may be deemed a separate unit so that the time or distance may be reduced by appropriate order of the court to that deemed reasonable. If we file arbitration or litigation to enforce the post-termination portion of these restrictions, the 24-month period shall begin running upon the entry of a final, non-appealable judgment.

        15.3. MODIFICATION. We shall have the right, in the exercise of our reasonable business judgment, to reduce the scope of any covenant in this
Section 15 effective immediately upon your receipt of written notice, and you agree that you shall comply forthwith with any covenant as so modified, which shall be fully enforceable notwithstanding the provisions of Section 19.10.

        15.4. APPLICABILITY. The restrictions contained in this Section 15 apply to you and all guarantors of your obligations to us, but do not apply to ownership of less than a 3% legal or beneficial ownership in the outstanding equity securities of any publicly held corporation by you or any guarantor. The existence of any claim you or any guarantor may have against us or any Rubio's Affiliate, whether or not arising from this Agreement, shall not constitute a defense to the enforcement by us of the provisions of this Section 15.

16. TERMINATION

        16.1. GROUNDS FOR TERMINATION. In addition to the grounds for termination that may be stated elsewhere in this Agreement, we may terminate this Agreement, and the rights granted by this Agreement, upon written notice to you without an opportunity to cure upon the occurrence of any of the following events:

                A. You cease to continuously operate your Rubio's Store for a period in excess of 5 consecutive days, unless the closing is due to an act of God, fire or other natural disaster or is approved in writing in advance by us.

                B. Execution is levied against your business or property; suit to foreclose any lien or mortgage against the Premises or equipment of your Rubio's Store is instituted against you and is not dismissed (or a bond posted) within 60 days; or the real or personal property of your Rubio's Store is sold after levy thereupon by any sheriff, marshal or constable.

                C. You are insolvent or unable to pay your creditors (including us); file a petition in bankruptcy, an arrangement for the benefit of creditors or a petition for reorganization; there is filed against you a petition in bankruptcy, an arrangement for the benefit of creditors or petition for reorganization, which is not dismissed within 60 days of the filing; you make an assignment for the benefit of creditors; or a receiver or trustee is appointed for you and not dismissed within 60 days of the appointment.

                D. There is a material breach of any obligation under Section
15.

                E. Any Transfer that requires our prior written consent occurs without you having obtained that prior written consent.

                F. We discover that you made a material misrepresentation or omitted a material fact in the information that was furnished to us in connection with our decision to enter into this Agreement.

                G. You knowingly falsify any report required to be furnished to us or make any material misrepresentation in your dealings with us.

                H. You fail to open your Rubio's Store for business within 60 days after we first authorize the opening of your Rubio's Store.

                I. We make a reasonable determination that continued operation of your Rubio's Store by you will result in an imminent danger to public health or safety.

                J. You lose possession of the Premises through your own fault or your failure to extend the lease for the Premises through the Initial Term of this Agreement.

                K. You or any member of the Control Group are convicted of, or plead no contest to, a felony charge; a crime involving moral turpitude; or any other crime or offense that is reasonably likely, in our sole opinion to adversely affect us or the System.

                L. You or any member of the Control Group remain in default beyond the applicable cure period under any other agreement with us or any Rubio's Affiliate; provided that, if the default is by a member of the Control Group, you receive written notice of the default and a 30 day period to cure the default.

                M. You fail or refuse to comply with any other provision of this Agreement and do not correct the failure or refusal within 30 days (10 days for monetary defaults) after receiving written notice of default. Except for monetary defaults, if the default cannot be corrected within 30 days, you shall have that additional time to correct the default as reasonably required (not to exceed 90 days) provided that you begin taking the actions necessary to correct the default during the 30-day cure period and diligently and in good faith pursue those actions to completion. You will be in default under this Section 16.1M. for any failure to materially comply with any of the requirements imposed by this Agreement, or to carry out the terms of this Agreement in good faith. If you have received 2 or more notices of default pursuant to this Section 16.1.M. within the previous 12 months, we shall be entitled to send you a notice of termination upon your next default under this Section 16.1.M. in that 12-month period without providing you an opportunity to remedy that default.

16.2. TERMINATION FOLLOWING INSPECTION. We have the right to periodically conduct inspections of your Rubio's Store to evaluate your compliance with the System and this Agreement. Following each inspection, we will provide you an inspection report listing your score on the inspection and those conditions at your Rubio's Store that must be rectified. If you fail to achieve a passing Systems Standards Score on an inspection, the inspection report shall constitute a notice of default. If you fail to achieve a passing Systems Standards Score on the next inspection (which shall be conducted at least 30 days after your receipt of the inspection report for the prior inspection), we may terminate this Agreement, without opportunity to cure, by providing you written notice of termination along with the inspection report.

        16.3. STATUTORY LIMITATIONS. If any valid, applicable law or regulation of a competent governmental authority with jurisdiction over this Agreement requires a notice or cure period prior to termination longer than set forth in this Section, this Agreement will be deemed amended to conform to the minimum notice or cure period required by the applicable law or regulation.

        16.4. EXTENDED CURE PERIOD. Notwithstanding anything contained herein to the contrary, where we have the right to terminate this Agreement, we shall have the right, to be exercised in the exercise of our reasonable business judgment, to grant to you an extended period of time to cure the breach which gave rise to our right to terminate. You acknowledge that our election to grant such an extended cure period shall not operate as a waiver of any of our rights hereunder and that, in consideration for and at the time of such an extension, you and all guarantors of your obligations to us will execute a General Release.

        16.5. OUR RIGHT TO DISCONTINUE PRODUCTS/SERVICES TO YOU AFTER ISSUANCE OF NOTICE OF DEFAULT. If we issue a notice of default, we and each Rubio's Affiliate will have the right, in addition to our other rights and remedies, to discontinue selling and/or providing any goods and/or services to you until you have cured all defaults and we and/or Rubio's Affiliates may cease providing such items to you or require you to pay cash on delivery by certified check until such time as you correct this problem.

17. OBLIGATIONS ON TERMINATION OR EXPIRATION

        Upon termination or expiration of this Agreement:

        17.1. Since your ownership of the Franchise is controlled by the provisions of this Agreement, you will have no equity or other continuing interest in the Franchise, any goodwill associated with it or otherwise, or any right to compensation, return of amounts paid or otherwise.

        17.2. You immediately shall pay us and each Rubio's Affiliates all sums due and owing us and each Rubio's Affiliate pursuant to this Agreement.

        17.3. You promptly shall return to us the Manuals, any copies of the Manuals and all other materials and information furnished by us or a Rubio's Affiliate and you promptly shall return to us, in good condition and repair excepting normal wear and tear, all computer software, disks, tapes and other magnetic storage media.

        17.4. You and all persons subject to the covenants contained in Section 15 shall continue to abide by those covenants and shall not, directly or indirectly, take any action that violates those covenants. If the noncompetition covenant contained in Section 15.2. is unenforceable or is reduced to a level which we, in the exercise of our reasonable business judgment, find unacceptable, we may, in the alternative, require you to pay a fee (either on a present value basis or over time, as we select) of 1/2 of the royalty fees which would be payable if the business in question was a franchised Rubio's Store, for a period of 24 months after termination, expiration or repurchase, such amount having been jointly selected by you and us as fair and appropriate damages and in consideration of: (A) the difficulty of accurately predicting actual damages;
(B) the fact you will inevitably benefit in the operation of such business from your training and experience as a Rubio's franchisee; (C) the possible impact on the expansion and operation of the System, including the expense and difficulty of a sale of a franchise in the area of operation of such a business; and (D) you not having any rights, nor we having any obligations, under this Agreement or otherwise during such period.

        17.5. You immediately shall discontinue all use of the Marks in connection with your Rubio's Store and of any and all items bearing the Marks; remove the Marks from your Rubio's Store and from clothing, signs, materials, motor vehicles and other items owned or used by you in the operation of your Rubio's Store; cancel all advertising for your Rubio's Store that contains the Marks (including telephone directory listings); and take such action as may be necessary to cancel any filings or registrations for your Rubio's Store that contain any Marks.

        17.6. You promptly shall make such alterations and modifications to the Premises as may be necessary to clearly distinguish to the public the Premises from its former appearance and also make those specific additional changes as us may request for that purpose. If you fail to promptly make these alterations and modifications, us shall have the right (at your expense, to be paid upon your receipt of an invoice from us) to do so without being guilty of trespass or other tort.

        17.7. You shall furnish us, within 30 days after the effective date of termination or expiration, evidence (certified to be true, complete, accurate and correct by your chief executive officer) reasonably satisfactory to us of your compliance with Sections 17.2. through 17.6.

        17.8. You shall not, except with respect to a restaurant franchised by us or a Rubio's Affiliate which is then open and operating pursuant to an effective franchise agreement: (A) operate or do business under any name or in any manner that might tend to give the public the impression that you are connected in any way with us or Rubio's Affiliates or have any right to use the System or the Marks; (B) make use or avail yourself of any of the materials or information furnished or disclosed by us or a Rubio's Affiliate under this Agreement or disclose or reveal any such materials or information or any portion thereof to anyone else; or (C) assist anyone not licensed by us or Rubio's Affiliates to construct or equip a foodservice outlet substantially similar to a Rubio's Store.

18. OPTION TO PURCHASE

        18.1. Upon the expiration or termination of this Agreement for any reason, we shall give written notice to you, within 30 days after the effective date of termination or expiration, if we intend to exercise our option to purchase from you some or all of the assets used in your Rubio's Store ("Assets"). As used in this Section 18, "Assets" shall mean and include, without limitation, leasehold improvements, equipment, vehicles, furnishings, fixtures, signs and inventory (non-perishable products, materials and supplies) used in your Rubio's Store, and the real estate fee simple or the lease or sublease for the Premises. We shall have the unrestricted right to assign this option to purchase the Assets. We or our assignee shall be entitled to all customary representations and warranties that the Assets are free and clear (or, if not, accurate and complete disclosure) as to: (A) ownership, condition and title; (B) liens and encumbrances; (C) environmental and hazardous substances; and (D) validity of contracts and liabilities inuring to us or affecting the Assets, whether contingent or otherwise.

        18.2. The purchase price for the Assets ("Purchase Price") shall be their fair market value, (or, for leased assets, the fair market value of your lease) determined as of the effective date of purchase in a manner that accounts for reasonable depreciation and condition of the Assets; provided, however, that the Purchase Price shall take into account the termination of this Agreement. Further, the Purchase Price for the Assets shall not contain any factor or increment for any trademark, service mark or other commercial symbol used in connection with the operation of your Rubio's Store nor any goodwill or "going concern" value for your Rubio's Store. We may exclude from the Assets purchased in accordance with this Section any equipment, vehicles, furnishings, fixtures, signs, and inventory that are not approved as meeting then-current standards for a Rubio's Store or for which you cannot deliver a Bill of Sale in a form satisfactory to us.

        18.3. If we and you are unable to agree on the fair market value of the Assets within 30 days after your receipt of our notice of intent to exercise our option to purchase the Assets, the fair market value shall be determined by 2 professionally certified appraisers, you selecting one and we selecting one. If the valuations set by the two appraisers differ by more than 10%, the 2 appraisers shall select a 3rd professionally certified appraiser who also shall appraise the fair market value of the Assets. The average value set by the appraisers (whether 2 or 3 appraisers as the case may be) shall be conclusive and shall be the Purchase Price.

        18.4. The appraisers shall be given full access to your Rubio's Store, the Premises and your books and records during customary business hours to conduct the appraisal and shall value the leasehold improvements, equipment, furnishings, fixtures, signs and inventory in accordance with the standards of this Section 18. The appraisers' fees and costs shall be borne equally by us and you.

        18.5. Within 10 days after the Purchase Price has been determined, we may exercise our option to purchase the Assets by so notifying you. The Purchase Price shall be paid in cash or cash equivalents at the closing of the purchase ("Closing"), which shall take place no later than 60 days after our receipt of the valuations set by the appraisers. At the Closing, you shall deliver instruments transferring to us or our assignee: (A) good and merchantable title to the Assets purchased, free and clear of all liens and encumbrances (other than liens and security interests acceptable to us or our assignee), with all sales and other transfer taxes paid by you; (B) all licenses and permits for your Rubio's Store that may be assigned or transferred, with appropriate consents, if required; and (C) the lease or sublease for the Premises, with appropriate consents, if required. If you cannot deliver clear title to all of the purchased Assets as indicated in this Section, or if there are other unresolved issues, the Closing shall be accomplished through an escrow.

        18.6. Prior to Closing, you and we shall comply with all applicable legal requirements, including the bulk sales provisions of the Uniform Commercial Code of the state in which your Rubio's Store is located and the bulk sales provisions of any applicable tax laws and regulations. You shall, prior to or simultaneously with the Closing, pay all tax liabilities incurred in connection with the operation of your Rubio's Store prior to Closing. We shall have the right to set off against and reduce the Purchase Price by any and all amounts owed by you to us, and the amount of any encumbrances or liens against the Assets or any obligations assumed by us.

        18.7. If we or our assignee exercises the option to purchase, pending the Closing, we shall have the right to appoint a manager to operate your Rubio's Store, effective upon your receipt of the notice from us pursuant to
Section 18.5. Alternatively, we may require you to close your Rubio's Store during such time period without removing any Assets from the Rubio's Store. You shall maintain in force all insurance policies required under this Agreement until the Closing. If the Premises are leased, we agree to use reasonable efforts to effect a termination of the existing lease for the Premises. If the lease for the Premises is assigned to us or we sublease the Premises from you, we will indemnify and hold you harmless from any ongoing liability under the lease from the date we assume possession of the Premises, and you will indemnify and hold us harmless from any liability under the lease prior to and including that date. If you own the Premises, we, at our option, will either purchase the fee simple interest or, upon purchase of the other Assets, enter into a standard lease with you on terms comparable to those for which similar commercial properties in the area are then being leased. The initial term of this lease with you shall be at least 10 years with 4 options to renew of 5 years each and the rent shall be the fair market rental value of the Premises. If you and we cannot agree on the fair market rental value of the Premises, then the rental value shall be determined by appraisers (selected in the manner described in Section 18.3.).

19. GENERAL MATTERS

        19.1. NO WAIVER. Our failure to exercise any power reserved to us, or our failure to insist upon compliance by you (or anyone else) with any obligation or condition in this Agreement, any other agreement, any Manuals or otherwise, and no custom or practice of the parties at variance with the terms of this Agreement, shall constitute a waiver of our right to demand exact compliance with the terms of this Agreement, any other agreement, any Manuals or otherwise. Waiver by us of any of our rights in connection with any particular default by you (or anyone else) shall not affect or impair our rights with respect to any subsequent or other default of the same or a different nature, nor shall any delay, forbearance or omission by us to exercise any power or rights arising out of any breach or default by you (or anyone else) of any of the terms, provisions or covenants of this Agreement, any other agreement, any Manuals or otherwise, affect or impair our rights, nor shall such constitute a waiver by us of any rights hereunder or the right to declare any subsequent breach or default.

        Acceptance by us of any payments due to us, and/or our failure to insist on compliance with any required signing, payment and/or opening or other date, shall not be deemed to be a waiver by us of that, or any preceding or other, breach by you of any terms, covenants or conditions of this Agreement or otherwise. Our failure to give notice of default or to pursue any remedy for a breach of this or any other agreement shall not affect our right to give notice of termination upon subsequent defaults or to pursue any remedy upon subsequent similar or other breaches, under this or any other agreement or in the case of any other area developer or franchisee.

        19.2. CONSENTS. Whenever this Agreement requires our prior approval or consent, you shall make a timely written request to us; and any approval or consent received, in order to be effective and binding upon us, must be obtained in writing and be signed by one of our authorized officers. We make no warranties or guarantees upon which you may rely by providing any waiver, approval, consent or suggestion to you in connection with this Agreement, and we assume no liability or obligation to you in that regard, or by reason of any neglect, delay, or denial of any request therefor. We shall not, by virtue of any approvals, advice or services provided to you, assume responsibility or liability to you or to any third parties to which we would not otherwise by subject.

        19.3. RELATIONSHIP OF THE PARTIES. The relationship between us and you is that of franchisor and franchisee only, the parties have dealt with each other at arm's length and as businesspersons with equivalent bargaining power and no other relationship is intended or created hereby. You are in no sense an agent of ours and all obligations to you are those of Rubio's Restaurants, Inc. only, no other entity or individual having any obligations to you under this Agreement or otherwise. Neither you nor any person employed by you shall be, or shall at any time represent or hold itself out as being, our employee, partner, joint venturer, subsidiary, subfranchisor, agent or affiliate. You will be an independent contractor and are in no way authorized to make any contract, agreement, warranty or representation on behalf of us, or to create any obligation, express or implied, on behalf of us. You are and shall remain an independent business entity and nothing in this Agreement or otherwise shall be construed to create an agency or fiduciary or trust relationship, a partnership or joint venture, between you and us or any other entity or individual (neither you nor we intending to create, and expressly disavowing, any such or similar relationships) and there does not, and will not, exist any fiduciary, trust or similar special relationship between you and us. Neither you nor we shall act as the agent of the other, and neither you nor we shall guarantee or become in any way responsible for the obligations, debts or expenses of the other.

        We are not entitled to share in your profits nor obligated to share in your losses or liabilities, nor do we have any ownership or equity interest in you nor can we regulate the hiring or firing of your employees (other than as specified in this Agreement or any Manuals issued by us) or other persons performing functions on your behalf nor regulate working conditions or determine whom you shall accept as customers, except to the extent necessary to protect our Marks and the goodwill associated therewith. The conduct of your business shall be determined by your own independent reasonable business judgment and discretion, subject only to the provisions of this Agreement and the Manuals.

        Each of the rights and benefits of this Agreement which apply to us shall also apply to all Rubio's Affiliates. The restrictions, obligations and requirements of this Agreement applying to you will also apply to each Affiliate of yours, together with each of your owners (if you are a business entity). Any default by any Affiliate of yours in any obligation to us may be regarded as a default by you under this Agreement and you will not use any Affiliate or other means to avoid your obligations to us. In any case, any rights held by us under this Agreement or otherwise may be exercised, and will benefit, each Rubio's Affiliate and any other persons/entities we designate.

        19.4. TAXES. We'll have no liability for any sales, VAT, GST, use, service, occupation, excise, gross receipts, income, property or other taxes, whether levied on you, your Rubio's Store or your property, or on us, in connection with the sales made and/or business conducted by you (except for any taxes we are required by law to collect from you with respect to purchases from us.) Payment of all taxes will be your sole responsibility.

        19.5. INDEMNIFICATION. You're the only one responsible for any damage, loss or other claims arising out of, or related in any way to, any of your acts, errors or omissions, whether related to you, your employees, agents or representatives, your operations or ownership of your Rubio's Store or otherwise arising. You will indemnify and hold harmless us and all Rubio's Affiliates from all fines, suits, proceedings, claims, demands, actions, loss, damages, costs, fees (including attorneys' fees and related expenses) and/or any other expense, obligation and/or liability of any kind or nature (including, but not limited to, claims of negligence), however arising, growing out of or otherwise connected with and/or related to any act, error and/or omission of yours (including, but not limited to, your ownership and/or operation of your Rubio's Store, any act or omission of your employees and/or agents, and/or any Transfer of any interest in this Agreement, your Rubio's Store, the Franchise, Franchisee or otherwise.) We'll have the right to control all litigation, and defend and/or settle any claim, against and/or including us and/or the Rubio's Affiliates or affecting our and/or their interests, in such manner as we deem appropriate in our reasonable discretion, in each case without affecting our rights under such indemnity.

        With respect to anything (goods, services or otherwise) provided, approved or otherwise by us and/or any person/company affiliated in any way with and/or referred/"approved" by us, other than specific written warranties expressly provided by us in connection with such items, such items are provided without any warranties, express or implied, the warranties of merchantability and fitness for a particular purpose being expressly disclaimed, nor do there exist any express or implied warranties on the part of us or any Rubio's Affiliate as to the design, condition, capacity, performance or any other aspect of such items or their material or workmanship. Any warranty or other responsibility with respect to any Designated Equipment, Products and/or Services or otherwise will be those of the manufacturers or service providers only.

        19.6. DISCLOSURE. We may, in the exercise of our reasonable business judgment, disclose, whether in offering circulars or otherwise, any information relating to your ownership and operation of your Rubio's Store, including (but not limited to) your name, any address and/or phone number, revenues, expenses, results of operations or other information but, wherever practicable and legal, we will make no public disclosures of revenues of your specific Rubio's Store such that a recipient will be able to match such store-specific revenues with your ownership of your specific Rubio's Store.

        19.7. CAPTIONS. Any titles or captions contained in this Agreement are for convenience of reference only and shall not be deemed part of the context of this Agreement.

        19.8. SEVERABILITY. If any provision of this Agreement is deemed to be invalid or unenforceable for any reason and to any extent, the remainder of this Agreement shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law. In the event of any inconsistencies and/or conflicts between this Agreement and any other agreement and/or document, the agreement and/or document which gives us (and/or Rubio's Affiliates) the greatest rights and/or benefits shall control.

        19.9. ENTIRE AGREEMENT. This Agreement contains the entire understanding between the parties with respect to its subject matter and supersedes any prior understandings and agreements between you and us respecting its subject matter. You acknowledge that you are a sophisticated businessperson experienced in franchising, foodservice and/or other businesses, have had the benefit of advice by your own independent legal counsel (which is strongly recommended by us), have conducted an independent investigation of the Rubio's Franchise and business, and recognize that the business venture contemplated by this Agreement involves speculative business risks and any results will be primarily dependent upon your ability as an independent businessperson. We expressly disclaim the making of, and you acknowledge that you have not received, any representation, promise, warranty or guarantee, express or implied, as to the potential volume, profits, success or otherwise of any business venture contemplated by this Agreement. THERE ARE NO REPRESENTATIONS, WARRANTIES, EARNINGS, REVENUE OR OTHER CLAIMS, AGREEMENTS, PROMISES, ARRANGEMENTS OR UNDERSTANDINGS, ORAL OR WRITTEN, BETWEEN OR AMONG THE PARTIES HERETO RELATING TO THE WITHIN SUBJECT MATTER WHICH ARE NOT FULLY EXPRESSED HEREIN OR WHICH HAVE BEEN RELIED UPON BY THE PARTIES.

        19.10. AMENDMENTS. Any modification or change in or to this Agreement must be in writing and signed by each of the parties thereto and this Agreement and any modification or change thereto must be approved in a writing signed by a corporate officer of ours before this Agreement or any modification or change can take effect or bind us.

        19.11. INSOLVENCY. No corporation, firm or person other than you shall have or acquire any rights awarded to you hereunder by virtue of any bankruptcy, insolvency or assignment for the benefit of creditors or reorganization proceedings, or any receivership or other legal process, either under attachment, execution or otherwise, or in any manner whatsoever growing out of any proceeding or suit in law or in equity, without our prior written consent.

        19.12. REMEDIES. All rights and remedies of each party will be cumulative and not alternative, in addition to and not exclusive of any other rights or remedies which are provided for herein or which may be available at law or in equity in case of any breach, failure or default or threatened breach, failure or default of any term, provision or condition of this Agreement or otherwise.

20. NOTICES AND PAYMENTS

        All notices and reports permitted or required to be delivered by the provisions of this Agreement shall be in writing. All notices or reports to you or any guarantors of your obligations to us may be addressed to your Authorized Agent at the notice address set forth in Exhibit 1 and all notices or reports to us shall be addressed to us at Rubio's Restaurants, Inc., 1902 Wright Place, Suite 300, Carlsbad, California, 92008 (or our then-current headquarters), to the attention of the President. Any party may designate a new address for notices by giving written notice of the new address pursuant to this Section. Notices shall be effective upon receipt (or first refusal) and may be: (A) delivered personally; (B) transmitted by facsimile or electronic mail with electronic confirmation of receipt; (C) mailed in the United States mail, postage prepaid, certified mail, return receipt requested; or (D) sent via commercial courier service. All payments required by this Agreement will be directed to us at our address as specified above. Any required payment or report not actually received by us during regular business hours on the date due will be deemed delinquent. Notice to the Authorized Agent shall be deemed effective as to you, all persons with an ownership interest in you and all guarantors of your obligations to us.

21. DISPUTE RESOLUTION

        21.1. ARBITRATION. Except as provided in Section 21.2., any monetary claim arising out of or relating to this Agreement, or any breach of this Agreement, or any controversies, disputes or claims arising between us and you, including controversies, disputes or claims regarding: (A) any provision of this Agreement or any other agreement between the parties related to this Agreement;
(B) the relationship of the parties; (C) the validity of this Agreement or any other agreement between the parties related to this Agreement; or (D) any specification, standard or operating procedure relating to the establishment or operation of your Rubio's Store must be submitted to final and binding arbitration before the American Arbitration Association ("AAA") as the sole and exclusive remedy.

        The arbitration will be governed by the AAA commercial arbitration rules in effect on the date the demand for arbitration is filed and shall be conducted before one neutral arbitrator selected in accordance with the AAA commercial arbitration rules from the AAA's national or regional arbitrator lists. The arbitration shall be administered by the AAA office nearest to our principal offices at the time the demand for arbitration is filed and all hearings shall take place in the county in which our principal offices are located at the time the demand for arbitration is filed. Any demand for arbitration shall specify the amount of damages sought. The arbitrator shall have no authority to amend or modify the provisions of this Agreement and any settlement offers made by either party may not be considered by the arbitrator. The arbitrator may award or otherwise provide for temporary restraining orders, preliminary injunctions, injunctions, attachments, claim and delivery proceedings, temporary protective orders, receiverships and other pre-judgment, equitable and/or interim relief as appropriate pending final resolution by binding arbitration of a claim, as well as in connection with any such final resolution, and may issue summary orders disposing of all or part of a claim at any point. The award and decision of the arbitrator shall be conclusive and binding upon all parties thereto and judgment upon the award may be entered in any court of competent jurisdiction, and we and you waive any right to contest the validity or enforceability of the award.

        We and you agree that each party will provide discovery to the other in the form of document production and depositions in accordance with the Federal Rules of Civil Procedure. We and you also will obtain the agreement of the arbitrator that: (1) the arbitrator shall provide a written ruling, stating in separate sections the findings of fact and conclusions of law on which his ruling is based; and (2) the ruling is due not later then 60 days after the final hearing. This arbitration provision will be deemed to be self-executing and if you fail to appear at any properly noticed arbitration proceeding, award may be entered against you despite your failure to appear.

        21.2. RESERVATIONS. Notwithstanding anything to the contrary contained in Section 21.1., we may file suit with respect to claims or issues relating primarily to: (A) the validity, or your use, of any of the Marks or our other intellectual property; (B) our rights to obtain possession of any real and/or personal property (including any action in unlawful detailer, ejectment or otherwise); and (C) our rights to obtain a writ of attachment and/or other pre-judgment remedies. In addition, either we or you may file suit for the entry of temporary or preliminary injunctive relief, restraining orders and orders of specific performance, including, without limitation, injunctive relief pertaining to your use of the Marks and/or the System. You and we agree that any judicial actions that either you or we may file: (1) shall, if filed by you, be filed only in the federal or state court having jurisdiction where our principal offices are located at the time suit is filed; and (2) may, if filed by us, be filed in the federal or state court located in the jurisdiction where our principal offices are located at the time suit is filed or in the jurisdiction where you reside or do business or where your Rubio's Store is or was located or where the claim arose.

        21.3. PRIOR NOTICE OF CLAIMS BY YOU. Prior to you taking any legal or other action against us and/or any Rubio's Affiliate, whether for arbitration, damages, injunctive, equitable or other relief (including but not limited to rescission) and whether by way of claim, counterclaim, cross-complaint, raised as an affirmative defense, offset or otherwise, you will first give us 60 days' prior written notice and opportunity to cure such alleged act or omission (or, if the alleged act or omission cannot reasonably be cured within that 60 day period, and we are diligently continuing efforts to attempt to cure such alleged act or omission, such additional time as reasonably necessary); provided that any dispute regarding our withholding consent with respect to a proposed Transfer by you may be immediately submitted to arbitration as provided in
Section 21.1.

        Since we and you share a mutual interest in your possible success and each believe that it's important that any possible business problems be addressed as soon as possible, we and you agree that if you have any complaint regarding our failing to perform any obligation to you (including, but not limited to, training, marketing, operational support, representations by us or otherwise) you will promptly advise us in writing of such problem within 90 days of the problem arising, so that we can have an opportunity to correct the problem. If you fail to so advise us, then, notwithstanding any provision in this Agreement or otherwise, you'll be forever precluded from taking any legal or other action against us and/or any of the Rubio's Affiliates, whether for arbitration, damages, injunctive, equitable or other relief (including but not limited to rescission) and whether by way of claim, counterclaim, cross-complaint, raised as an affirmative defense, offset or otherwise, with regard to the problem.

        21.4. PERIODS IN WHICH TO MAKE CLAIMS.

                A. No arbitration, action or suit (whether by way of claim, counterclaim, cross-complaint, raised as an affirmative defense, offset or otherwise) by either we or you may be filed against the other (nor by you against any Rubio's Affiliate), whether for damages, rescission, injunctive or any other legal and/or equitable relief, in respect of any alleged breach of this Agreement, or any other claim of any type, unless such party will have commenced such arbitration, action or suit before the expiration of the earlier of: (1) one year after the date on which the state of facts giving rise to the cause of action comes to the attention of, or should reasonably have come to the attention of, such party; or (2) one year after the initial occurrence of any act or omission giving rise to the cause of action, whenever discovered. Notwithstanding the foregoing limitations, where any federal, state or provincial law provides for a shorter limitations period than above described, whether on notice or otherwise, such shorter period will govern.

                B. The foregoing limitations may, where brought into effect by our failure to commence an action within the time periods specified, operate to exclude our right to sue for damages but will in no case, even on expiration or lapse of the periods specified or referenced above, operate to prevent us from:
(1) terminating your
rights and our obligations under this Agreement as provided herein and/or under applicable law nor prevent us from obtaining any appropriate court judgment, order or otherwise which enforces and/or is otherwise consistent with such termination; or (2) obtaining and/or enforcing a temporary restraining order, preliminary injunction, permanent injunction or other equitable relief (whether by an arbitrator or a court) with respect to any operational non-compliance by you, irrespective of when such operational non-compliance occurred or came to our attention, in each case you agree that such relief is appropriate so that we can, among other things, protect the goodwill inherent in the Marks and the related investments by us and all other Rubio's franchisees.

                C. The limitations set forth in this Section 21.4. will not apply to our claims arising from or related to: (1) indemnification by you; (2) your confidentiality, noncompetition or other exclusive relationship obligations; and/or (3) your unauthorized use of the Marks.

        21.5. WAIVERS. We and you waive, to the fullest extent permitted by law, any right or claim of any consequential, punitive or exemplary damages against each other and agree that, in the event of a dispute between us, we and you shall be limited to the recovery of actual damages sustained by either we or you. We and you waive, to the fullest extent permitted by law, the right to bring, or be a class member in, any class action proceeding (whether in arbitration or in a judicial proceeding) and the right to trial by jury.

        21.6. CHOICE OF LAWS. Except with respect to the applicability of the Federal Arbitration Act, 9 U.S.C. Section 1 et seq. and the effect of federal preemption of state law by that Act and except to the extent governed by the United States Trademark Act and other federal laws, or as provided elsewhere in this Agreement, you and we agree that this Agreement (including any claims, counterclaims or otherwise by you) and all other matters concerning you and us (and/or you and any Rubio's Affiliate), including your and our/their respective rights and obligations, will be governed by, and construed and enforced in accordance with, the laws of the state of Delaware, without regard to the laws of such state relating to conflicts of laws or choice of law; except that the provisions of any law of that state regarding franchises (including, without limitation, registration, disclosure, or relationship, and the regulations thereunder) shall not apply unless such state's jurisdictional, definitional and other requirements are met independently of, and without reference to, this Section.

        21.7. SURVIVAL AND CONSTRUCTION. Each provision of this Section 21 will be deemed to be self-executing and continue in full force and effect subsequent to and notwithstanding the expiration, termination, setting aside, cancellation, rescission, unenforceability or otherwise of this Agreement (or any part of it) for any reason, will survive and will govern any claim for rescission or otherwise. Your noncompetition and confidentiality obligations as set forth in this Agreement or elsewhere also shall survive the expiration and/or termination of this Agreement according to their terms, and your indemnity/hold harmless obligation as set forth in this Agreement or elsewhere also shall forever survive the expiration and/or termination of this Agreement. To the maximum extent permitted by law, you waive the effect of any statute of limitations which would, by lapse of time, limit your duties to observe such obligations and/or so defend and/or indemnify and/or hold harmless.

        Each provision of this Agreement (including but not limited to those relating to mandatory arbitration, waiver of jury trial, limitation of damages, prior notice of claims, shortened periods in which to bring claims, costs and attorneys' fees, or otherwise) will be construed as independent of, and severable from, every other provision and if any provisions are deemed to be unenforceable in any way, such provisions will be modified or interpreted to the minimum extent necessary to have them comply with the law (including making such provision mutual in effect) and the remaining provisions of this Agreement will remain in full force and effect, the parties agreeing that the unenforceability of any provisions of this Section 21 will not affect the remainder of this
Section 21, notwithstanding any statutory or decisional law to the contrary.

        The rights and obligations of this Agreement run directly between you and us, are not intended to create any third-party beneficiary or similar rights or obligations (except for benefits to Rubio's Affiliates) and we do not have any duty to take any legal or other actions against, or with respect to, any other Rubio's franchisees in connection with any alleged violation of their obligations.

        21.8. ATTORNEYS' FEES.

                A. If either party is required to enforce this Agreement in a judicial or arbitration proceeding, the party prevailing in that proceeding shall be entitled to reimbursement of costs and expenses, including, but not limited to, reasonable accountants', attorneys', attorneys' assistants' and expert witness fees, the cost of investigation and proof of facts, court costs, other litigation expenses, and travel and living expenses, whether incurred prior to, in preparation for, or in contemplation of the filing of, any proceeding. The prevailing party shall be the party that prevails on its claims regardless of whether judgment is entered in its favor. If there are multiple claims, the costs and expenses shall be reimbursed accordingly. In any judicial proceeding, the amount of these costs and expenses will be determined by the court and not by a jury.

                B. If we are required to utilize legal counsel (including in-house counsel employed by us or any Rubio's Affiliate) in connection with any failure by you to comply with this Agreement, you shall reimburse us for any of the above-listed costs and expenses incurred by us.

22. ACKNOWLEDGMENTS

        You and each guarantor of your obligations to us expressly acknowledge that:

        22.1. You have entered into this agreement as a result of your own independent investigation, after consultation with an attorney or other advisor(s) of your choice, and not as a result of any representations of Rubio's Restaurants, Inc., its agents, officers or employees or anyone else, except as expressly set forth herein.

        22.2. The possible success of your Rubio's Store is speculative and will be largely dependent upon your abilities and efforts and the abilities and efforts of the guarantors of your obligations, and neither Rubio's Restaurants, Inc. nor anyone else has made any representation or guarantee to you or any guarantor that your Rubio's Store will be successful or profitable.

        22.3. Neither you nor any guarantor of your obligations has received or relied on (nor have we or anyone else provided) any oral or written: sales, income or other projections of any kind or nature or any statements, representations, data, charts, tables, spreadsheets or mathematical calculations or otherwise which stated or suggested any level or range of actual or potential sales, costs, income, expenses, profits, cash flow, tax effects or otherwise with respect to, and neither we nor anyone else has made, nor have you or any guarantor relied on, any promises, representations or warranties as to any profits or otherwise you may realize in the operation of, a Rubio's Store, nor have you or any guarantor received or relied on any representations regarding any working capital or other funds necessary to reach any "break-even" or any other financial level. We can't reliably predict, forecast or project future performance, revenues, profits or otherwise of any Rubio's Store, even including one owned and/or operated by us, due to the large number of factors outside our control, and we certainly can't reliably predict what your results might be. We are unable, and do not attempt, to predict, forecast or project future performance, revenues, profits or otherwise of any Rubio's Stores. If any such information, promises, representations and/or warranties has been provided to you or any guarantor, they haven't been authorized, they should not be relied on, we will not be bound by them, and, if you or any guarantor does rely on such information, promises, representations and/or warranties, you and each guarantor do so at their own risk.

        22.4. A complete ready-to-sign copy of this Agreement as signed by you was received by you and each guarantor of your obligations at least 5 business days prior to the earlier of its execution by you and each guarantor or payment of any amounts, and a complete copy of Rubio's Restaurants, Inc.'s franchise offering circular, together with all exhibits, was received at least 10 business days prior to the earlier of you and each guarantor signing this agreement or paying any amounts to us.

        IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective the day and year first above written.


                                        RUBIO'S:

ATTEST:                                 RUBIO'S RESTAURANTS, INC.

By:                                     By
   ------------------------------         --------------------------------------

Title:                                  Title
      ---------------------------            -----------------------------------

                                        Date:
                                             -----------------------------------


ATTEST/WITNESS:                         FRANCHISEE:

                                        ----------------------------------------

---------------------------------       ----------------------------------------

---------------------------------       ----------------------------------------

---------------------------------       ----------------------------------------

---------------------------------       ----------------------------------------

                                        Date:
                                             -----------------------------------

              GUARANTEE AND ASSUMPTION OF FRANCHISEE'S OBLIGATIONS

        In consideration of, and as an inducement to, the execution of the Rubio's Restaurants Franchise Agreement dated as of _________________ ("Agreement") by Rubio's Restaurants, Inc. ("Rubio's"), entered into with ___________________________________________________________ ("Franchisee"), the
undersigned ("Guarantors"), each of whom is a member of Franchisee's Control Group, a holder of a legal or beneficial interest in Franchisee of 10% or more ("10% Owner") or an executive officer of Franchisee, hereby personally and unconditionally: (1) guarantee to Rubio's and its successors and assigns, for the term of the Agreement and thereafter as provided in the Agreement, that Franchisee shall punctually pay and perform each and every undertaking, agreement and covenant set forth in the Agreement; (2) agree personally to be bound by each and every provision in the Agreement, including, without limitation, the provisions of Sections 15 and 19.5.; and (3) agree personally to be liable for the breach of each and every provision in this Agreement, including, without limitation, Section 15.

        Each of the undersigned waives: (a) acceptance and notice of acceptance by Rubio's of the foregoing undertakings; (b) notice of demand for payment of any indebtedness or nonperformance of any obligations hereby guaranteed; (c) protest and notice of default to any party with respect to the indebtedness or nonperformance of any obligations hereby guaranteed; (d) any right he may have to require that an action be brought against Franchisee or any other person as a condition of liability; (e) all rights to payments and claims for reimbursement or subrogation which any of the undersigned may have against Franchisee arising as a result of the execution of and performance under this Guarantee by the undersigned; (f) any law or statute which requires that Rubio's make demand upon, assert claims against or collect from Franchisee or any others, foreclose any security interest, sell collateral, exhaust any remedies or take any other action against Franchisee or any others prior to making any demand upon, collecting from or taking any action against the undersigned with respect to this Guarantee; (g) any and all other notices and legal or equitable defenses to which he may be entitled; and (h) any and all right to have any legal action under this Guarantee decided by a jury.

        Each of the undersigned consents and agrees that: (i) his direct and immediate liability under this Guarantee shall be joint and several; (ii) he shall render any payment or performance required under the Agreement upon demand if Franchisee fails or refuses punctually to do so; (iii) such liability shall not be contingent or conditioned upon pursuit by Rubio's of any remedies against Franchisee or any other person; (iv) such liability shall not be diminished, relieved or otherwise affected by any amendment of the Agreement, any extension of time, credit or other indulgence which Rubio's may from time to time grant to Franchisee or to any other person including, without limitation, the acceptance of any partial payment or performance or the compromise or release of any claims, none of which shall in any way modify or amend this Guarantee, which shall be continuing and irrevocable during the term of the Agreement and for so long thereafter as there are monies or obligations owing from Franchisee to Rubio's or its affiliates under the Agreement; and (v) monies received from any source by Rubio's for application toward payment of the obligations under the Agreement and under this Guarantee may be applied in any manner or order deemed appropriate by Rubio's. In addition, if any of the undersigned ceases to be a member of the Control Group, a 10% Owner or an executive officer of Franchisee prior to termination or expiration of the Agreement, that person agrees that his obligations under this Guarantee shall continue to remain in force and effect unless Rubio's in its sole discretion, in writing, releases that person from this Guarantee. Notwithstanding the provisions of the previous sentence, unless prohibited by applicable law, the obligations contained in Section 15.2. shall remain in force and effect for a period of 2 years after any such release by Rubio's. A release by Rubio's of any of the undersigned shall not affect the obligations of any other Guarantor.

        If Rubio's is required to enforce this Guarantee in a judicial or arbitration proceeding, the prevailing party in such proceeding shall be entitled to reimbursement of its costs and expenses, including, but not limited to, reasonable accountants', attorneys', attorneys' assistants' and expert witness fees, cost of investigation and proof of facts, court costs, other litigation expenses and travel and living expenses, whether incurred prior to, in preparation for or in contemplation of the filing of any such proceeding. The prevailing party shall be the party that prevails on its claims regardless of whether judgment is entered in its favor. If there are multiple claims, the costs and expenses shall be reimbursed accordingly. In any judicial proceeding, these costs and expenses shall be determined by the court and not by a jury.

        If Rubio's is required to utilize legal counsel (including in-house counsel employed by Rubio's or any Rubio's Affiliate) in connection with any failure by the undersigned to comply with this Guarantee, the undersigned shall reimburse Rubio's for any of the above-listed costs and expenses incurred by it.

        If any of the following events occur, a default ("Default") under this Guarantee shall exist: (a) failure of timely payment or performance of the obligations under this Guarantee; (b) breach of any agreement or representation contained or referred to in this Guarantee; (c) the death of, appointment of a guardian for, dissolution of, termination of existence of, loss of good standing status by, appointment of a receiver for, assignment for the benefit of creditors of, or the commencement of any insolvency or bankruptcy proceeding by or against, any of the undersigned; and/or (d) the entry of any monetary judgment or the assessment against, the filing of any tax lien against, or the issuance of any writ of garnishment or attachment against any property of or debts due any of the undersigned. If a Default occurs, the obligations of the undersigned shall be due immediately and payable without notice.

        This Guarantee shall inure to the benefit of and be binding upon the parties and their respective heirs, legal representatives, successors and assigns. Rubio's interests in and rights under this Guarantee are freely assignable, in whole or in part, by Rubio's. Any assignment shall not release the undersigned from this Guarantee.

        Sections 21.1. through 21.7. of the Agreement are incorporated by reference into this Guarantee and all capitalized terms that are not defined in this Guarantee shall have the meaning given them in the Agreement.

        IN WITNESS WHEREOF, each of the undersigned has hereunto affixed his signature, under seal.


                                        GUARANTORS(S):

Date:
     ---------------------------        ----------------------------------------

% Ownership Interest in                 Print Name:
Franchisee:                                        -----------------------------
           ---------------------
                                        Address:
                                                --------------------------------

                                        ----------------------------------------

Date:
     ---------------------------        ----------------------------------------

% Ownership Interest in                 Print Name:
Franchisee:                                        -----------------------------
           ---------------------
                                        Address:
                                                --------------------------------

                                        ----------------------------------------

Date:
     ---------------------------        ----------------------------------------

% Ownership Interest in                 Print Name:
Franchisee:                                        -----------------------------
           ---------------------
                                        Address:
                                                --------------------------------

                                        ----------------------------------------

Date:
     ---------------------------        ----------------------------------------

% Ownership Interest in                 Print Name:
Franchisee:                                        -----------------------------
           ---------------------
                                        Address:
                                                --------------------------------

                                        ----------------------------------------

                                    EXHIBIT 1

1       Premises:_______________________________________________________________

        ________________________________________________________________________

2       Franchisee's Control Group is comprised of the following:_______________

        ________________________________________________________________________

        ________________________________________________________________________

        ________________________________________________________________________

3       Franchisee's Authorized Agent:__________________________________________

        ________________________________________________________________________

4       Franchisee's Existing Restaurant Operations:____________________________

        ________________________________________________________________________

        ________________________________________________________________________

5       Franchisee's Notice Address and Facsimile Number:_______________________

        ________________________________________________________________________

        ________________________________________________________________________


FRANCHISEE TO ACKNOWLEDGE RECEIPT OF THIS EXHIBIT BY INITIALING BELOW:


----------------------------------------

YOUR INITIALS:  __________ / ___________

----------------------------------------

                                    EXHIBIT 2

                       CURRENT FORM OF RELEASING LANGUAGE

                               (SUBJECT TO CHANGE)

        RELEASE-GENERAL PROVISIONS. Franchisee(s), jointly and severally, hereby release and forever discharge us and each and all of the Rubio's Affiliates (as defined below) of and from any and all causes of action, in law or in equity, suits, debts, liens, defaults under contracts, leases, agreements or promises, liabilities, claims, demands, damages, losses, costs or expenses, of any nature whatsoever, howsoever arising, KNOWN OR UNKNOWN, fixed or contingent, past or present, that Franchisee(s) (or any of them) now has or may hereafter have against us or all or any of the Rubio's Affiliates by reason of any matter, cause or thing whatsoever from the beginning of time to the date hereof ("Claims"), it being the mutual intention of the parties that this release be unqualifiedly general in scope and effect and that any Claims against us or any of the Rubio's Affiliates are hereby forever canceled and forgiven.

        FRANCHISEE(S) ACKNOWLEDGE THAT THEY ARE FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

        "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

        FRANCHISEE(S), BEING AWARE OF THIS CODE SECTION, HEREBY EXPRESSLY WAIVE ALL OF THEIR RIGHTS THEREUNDER AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT OF ANY APPLICABLE JURISDICTION, INCLUDING, WITHOUT LIMITATION, CALIFORNIA.

        Franchisee(s) expressly assume the risk of any fact or mistake of fact of which they may be unaware or that the true facts may be other than any facts now known or believed to exist by Franchisee(s), and it is Franchisee(s) intention to forever settle, adjust and compromise any and all present and/or future disputes with respect to all matters from the beginning of time to the date of this document finally and forever and without regard to who may or may not have been correct in their understanding of the facts, law or otherwise. All releases given by Franchisee(s) are intended to constitute a full, complete, unconditional and immediate substitution for any and all rights, claims, demands and causes of action whatsoever which exist, or might have existed, on the date of this document. Franchisee(s) represent and warrant that they have made such independent investigation of the facts, law and otherwise pertaining to all matters discussed, referred to or released in or by this document as Franchisee(s), in Franchisee(s) independent judgment, believe necessary or appropriate. Franchisee(s) have not relied on any statement, promise, representation or otherwise, whether of fact, law or otherwise, or lack of disclosure of any fact, law or otherwise, by us or any of the Rubio's Affiliates or anyone else, not expressly set forth herein, in executing this document and/or the related releases.

        NO ASSIGNMENT OR TRANSFER OF INTEREST. Franchisee(s) represent and warrant that there has been, and there will be, no assignment or other transfer of any interest in any Claims that Franchisee(s) may have against us or any or all of the Rubio's Affiliates, all Claims having been fully and finally extinguished, and Franchisee(s) agree to forever indemnify and hold us and the Rubio's Affiliates harmless from any liability, claims, demands, damages, losses, costs, expenses or attorneys' fees incurred by us or any of the Rubio's Affiliates as a result of any person asserting any voluntary, involuntary or other assignment or transfer, or any rights or claims under such assignment or transfer. It is the intention of the parties that this indemnity does not require payment by us or any of the Rubio's Affiliates as a condition precedent to recovery against Franchisee(s) under this indemnity.

        ATTORNEYS' FEES. If Franchisee(s), or anyone acting for, or on behalf of, Franchisee(s) or claiming to have received, by assignment or otherwise, any interest in any of the Claims, commence, join in, or in any manner seek relief through any suit (or otherwise) arising out of, based upon or relating to any of the Claims released hereunder or in any manner asserts against us or all or any of the Rubio's Affiliates any of the Claims released hereunder,

        Franchisee(s) agree to pay all attorneys' fees and other costs incurred by us or any of the Rubio's Affiliates in defending or otherwise responding to said suit or assertion directly to us or the Rubio's Affiliates incurring such costs.

        "RUBIO'S AFFILIATES." Each and all of the following, whether past, present and/or future: each and all company(ies) and/or person(s) acting by, through, under, in concert, affiliated and/or associated in any way with us; each and all of the partners, shareholders, officers, directors, agents, attorneys, accountants, and/or employees of us; and/or any of the foregoing, as well as each and all of the successors and/or assigns of us and/or any of the foregoing.

        DATE OF RELEASES, JOINT AND SEVERAL LIABILITY. The releases granted hereunder shall be deemed effective as of both the date hereof and the date of any transaction in which they are to be issued. The liabilities and obligations of each of Franchisee(s) (and any other person/entity providing releases to us or the Rubio's Affiliates) shall be joint and several.

FRANCHISEE TO ACKNOWLEDGE RECEIPT OF THIS EXHIBIT BY INITIALING BELOW:

---------------------------------------

YOUR INITIALS:  __________ / __________

---------------------------------------

                                     RIDER 1

                       FRANCHISE AGREEMENT EXPIRATION DATE

TO: ______________________________________________________________


        The Rubio's Store located at ___________________________________ first opened for business on_________________________________________________________
____________________________________________________________. The initial term of the Franchise Agreement for the Rubio's Store expires on __________________. If you desire to remain a franchisee for the First Renewal Term, you must give us notice no earlier than _______________ (240 days before the expiration date of the Franchise Agreement) and no later than _______________ (180 days before the expiration date).


RUBIO'S RESTAURANTS, INC.

By:
   --------------------------------

Title:
      -----------------------------

Date:
     ------------------------------